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                                CREDIT AGREEMENT

                                      among

                        MICROCHIP TECHNOLOGY INCORPORATED


                             THE BANKS NAMED HEREIN


                             WELLS FARGO BANK, N.A.
                             as Administrative Agent

                                       and

                                    NBD BANK
                                   as Co-Agent





                          Dated as of October 31, 1996



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
                                TABLE OF CONTENTS
                                -----------------
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                                                                                                     Page
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ARTICLE I     DEFINITIONS.............................................................................  2

         SECTION 1.1  Defined Terms...................................................................  2
         SECTION 1.2  Terms Generally................................................................. 13

ARTICLE II    THE REVOLVING CREDIT FACILITY........................................................... 14

         SECTION 2.1   The Commitment................................................................. 14
         SECTION 2.2   Borrowings Under the Revolving Credit Facility................................. 14
         SECTION 2.3   Notice of Borrowings........................................................... 14
         SECTION 2.4   Revolving Credit Loans......................................................... 15
         SECTION 2.5   Refinancings................................................................... 16
         SECTION 2.6   Fees........................................................................... 16
         SECTION 2.7   Notes; Repayment of Revolving Credit Loans..................................... 17
         SECTION 2.8   Interest on Revolving Credit Loans............................................. 17
         SECTION 2.9   Default Interest............................................................... 17
         SECTION 2.10  Termination, Extension and Reduction of Commitments............................ 18
         SECTION 2.11  Conversion and Continuation of Borrowings...................................... 18
         SECTION 2.12  Prepayment..................................................................... 19
         SECTION 2.13  Reserve Requirements; Change in Circumstances.................................. 20
         SECTION 2.14  Change in Legality............................................................. 21
         SECTION 2.15  Redeployment Loss.............................................................. 22
         SECTION 2.16  Pro Rata Treatment............................................................. 23
         SECTION 2.17  Sharing of Setoffs............................................................. 23
         SECTION 2.18  Payments....................................................................... 24
         SECTION 2.19  Taxes.......................................................................... 24
         SECTION 2.20  Termination or Assignment of Commitments
                       Under Certain Circumstances.................................................... 27

ARTICLE III   REPRESENTATIONS AND WARRANTIES.......................................................... 28

         SECTION 3.1   Organization; Corporate Powers; Etc............................................ 28
         SECTION 3.2   Authorization; Etc............................................................. 28
         SECTION 3.3   Enforceability................................................................. 28
         SECTION 3.4   Financial Condition and Information............................................ 28
         SECTION 3.5   No Material Adverse Change..................................................... 29
         SECTION 3.6   Litigation..................................................................... 29
         SECTION 3.7   Federal Reserve Regulations.................................................... 29
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         SECTION 3.8   Investment Company Act.......................................................... 29
         SECTION 3.9   Public Utility Holding Company Act.............................................. 30
         SECTION 3.10  Tax Returns..................................................................... 30
         SECTION 3.11  ERISA........................................................................... 30
         SECTION 3.12  Title to Properties: Possession................................................. 30
         SECTION 3.13  Use of Proceeds................................................................. 30
         SECTION 3.14  Environmental and Safety Matters................................................ 30
         SECTION 3.15  Subsidiaries.................................................................... 30

ARTICLE IV    CONDITIONS TO CREDIT EVENTS.............................................................. 31

         SECTION 4.1   Credit Events................................................................... 31
         SECTION 4.2   First Credit Event.............................................................. 31

ARTICLE V     AFFIRMATIVE COVENANTS.................................................................... 33

         SECTION 5.1   Corporate Existence............................................................. 33
         SECTION 5.2   Insurance....................................................................... 33
         SECTION 5.3   Taxes........................................................................... 33
         SECTION 5.4   Financial Statements; Reports, etc.............................................. 33
         SECTION 5.5   Litigation and Other Notices.................................................... 35
         SECTION 5.6   Maintaining Records: Access to Premises and Records............................. 35
         SECTION 5.7   Use of Proceeds................................................................. 35

ARTICLE VI    NEGATIVE COVENANTS....................................................................... 36

         SECTION 6.1   Liens........................................................................... 36
         SECTION 6.2   Sale and Lease-Back Transactions................................................ 37
         SECTION 6.3   Subsidiary Indebtedness......................................................... 37
         SECTION 6.4   Mergers, Consolidations, Sales of Assets........................................ 37
         SECTION 6.5   Business of Borrower............................................................ 38
         SECTION 6.6   ERISA Liabilities............................................................... 38
         SECTION 6.7   Consolidated Effective Tangible Net Worth....................................... 38
         SECTION 6.8   Debt/Worth Ratio................................................................ 38
         SECTION 6.9   EBITDA Coverage Ratio........................................................... 38
         SECTION 6.10  Continued Profitability......................................................... 38
         SECTION 6.11  Quick Ratio..................................................................... 39
         SECTION 6.12  Subordinated Indebtedness....................................................... 39

ARTICLE VII   EVENTS OF DEFAULT........................................................................ 40

         SECTION 7.1   Events of Default............................................................... 40
         SECTION 7.2   Remedies........................................................................ 42
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                                      -ii-
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         SECTION 7.3   Occurrence and Declaration of an Event of Default.............................. 43

ARTICLE VIII  THE ADMINISTRATIVE AGENT; INTERBANK AGREEMENT........................................... 44

         SECTION 8.1   Appointment.................................................................... 44
         SECTION 8.2   Liability...................................................................... 44
         SECTION 8.3   Action by Administrative Agent................................................. 45
         SECTION 8.4   Resignation.................................................................... 46
         SECTION 8.5   Agent as Bank.................................................................. 47
         SECTION 8.6   Ownership and Possession of Loan Documents..................................... 47
         SECTION 8.7   Indemnification................................................................ 47
         SECTION 8.8   Independent Credit Analysis.................................................... 47
         SECTION 8.9   Process for Obtaining Approval of the Banks.................................... 48
         SECTION 8.10  Communications to the Banks.................................................... 49
         SECTION 8.11  Relationship with the Borrower................................................. 49
         SECTION 8.12  Payments to or by the Banks.................................................... 49
         SECTION 8.13  Application of Payments........................................................ 50
         SECTION 8.14  Defaulting Banks............................................................... 50
         SECTION 8.15  Purchase of Defaulting Bank's Interest After Default........................... 52
         SECTION 8.16  Purchase Price and Payment for Defaulting Bank's Interest...................... 52

ARTICLE IX    MISCELLANEOUS........................................................................... 53

         SECTION 9.1   Notices........................................................................ 53
         SECTION 9.2   Survival of Agreement.......................................................... 53
         SECTION 9.3   Binding Effect................................................................. 54
         SECTION 9.4   Successors and Assigns......................................................... 54
         SECTION 9.5   Expenses; Indemnity............................................................ 57
         SECTION 9.6   Right of Setoff................................................................ 58
         SECTION 9.7   Applicable Law................................................................. 58
         SECTION 9.8   Waivers; Amendment............................................................. 58
         SECTION 9.9   Interest Rate Limitation....................................................... 59
         SECTION 9.10  Entire Agreement............................................................... 59
         SECTION 9.11  Severability................................................................... 59
         SECTION 9.12  Counterparts and Signature Pages............................................... 59
         SECTION 9.13  Headings....................................................................... 60
         SECTION 9.14  Arbitration.................................................................... 60
         SECTION 9.15  Jurisdiction; Consent to Service of Process.................................... 61
         SECTION 9.16  Waiver of Jury Trial........................................................... 62
         SECTION 9.17  Confidentiality................................................................ 62
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                                      -iii-

LIST OF EXHIBITS AND SCHEDULES

Exhibit "A"    -   Form of Assignment and Acceptance
Exhibit "B"    -   Form of Borrowing Notice
Exhibit "C"    -   Form of Note
Exhibit "D"    -   Administrative Details Reply Form
Exhibit "E"    -   Matters to be Covered by the Legal Opinion of Borrower's
                   Counsel
Exhibit "F"    -   Form of Quarterly Compliance and Margin Certificate

Schedule 2.1   -   Commitments of Banks
Schedule 3.5   -   Material Adverse Change Since June 30, 1996
Schedule 3.15  -   Borrower's Subsidiaries
Schedule 6.1   -   Permitted Liens

                                CREDIT AGREEMENT

         BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Agreement"), entered into as of October 31, 1996 by and among MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation (the "Borrower"), the banks listed in Schedule 2.1 (the "Banks"), WELLS FARGO BANK, N.A., as administrative agent for the Banks (in such capacity, the
"Administrative Agent") and NBD BANK, a Michigan banking corporation as Co-Agent, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do agree as follows:


                                    RECITALS
                                    --------

         A. The Borrower has requested that the Banks provide lending commitments in an aggregate principal amount of $90,000,000.00 at any time outstanding on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Expiration Date.

         B. The Banks have agreed to provide financial accommodations to the Borrower pursuant to this Agreement in an amount not to exceed the Maximum Commitment, which amount is $90,000,000.00

         C. The proceeds of such borrowing are to provide funds for general corporate purposes, including without limitation, working capital.

         D. The Banks are willing to extend such credit (the "Revolving Credit Facility") to the Borrower on the terms and subject to the conditions herein set forth.

         E. Effective as of the delivery of this Agreement, the Credit Agreement dated January 5, 1996 by and among the Borrower, the banks listed therein, First Interstate Bank of Arizona, N.A. as administrative agent for said banks and NBD Bank as Co-Agent (the "Prior Agreement") will be terminated and replaced by this Agreement.

         Accordingly, the Borrower, the Banks and the Administrative Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Defined Terms. Although terms may be defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings specified below:

         "Administrative Agent" shall have the meaning assigned to such term in the Preamble, and any successor thereto.

         "Administrative Details Reply Form" shall mean an Administrative Details Reply Form substantially in the form of Exhibit "D".

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Agency Fee" shall have the meaning assigned to such term in Section 2.6(c).

         "Agreement" shall mean this Credit Agreement.

         "Anniversary Date" shall mean October 31.

         "Applicable Interest Rate" with respect to a given Borrowing shall mean the interest rate in effect for that Borrowing as determined pursuant to Section
2.8 herein.

         "Applicable Margin" shall mean on any date, with respect to the Loans, the lowest applicable spread set forth below based upon Borrower's achievement of all of the conditions for that spread category, subject to Footnote A below(A):

-------------------------------
(A) In the event that in any given financial quarter Borrower's Consolidated Net Income is less than zero (i.e., a net deficit or loss), the Applicable Margin shall be calculated at the next higher level than otherwise would be applicable.

                                               LIBOR              Base Rate
                                               Borrowing          Borrowing
                                               ---------          ---------

         CATEGORY 1:  Conditions
         -----------------------

         Debt/Worth Ratio less than 0.75:1     75 basis points    0 basis points
         EBITDA Coverage Ratio greater
         than 5:1

         CATEGORY 2:  Conditions
         -----------------------

         Debt/Worth Ratio less than 0.9:1      100 basis points   0 basis points
         EBITDA Coverage Ratio greater
         than 4:1

         CATEGORY 3:  Conditions
         -----------------------

         Debt/Worth Ratio equal to or          125 basis points   0 basis points
         greater than 0.9:1
         EBITDA Coverage Ratio equal
         to or less than 4:1

For purposes of the foregoing, the Applicable Margin shall be determined for, and as to future LIBOR Borrowings and as to existing and future Base Rate Borrowings shall be effective as of the first day of, each fiscal quarter of Borrower by reference to the above-specified financial ratios (the "Loan Pricing Qualifiers") calculated as of the end of the immediately preceding fiscal quarter.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an assignee, accepted by the Administrative Agent, in the form of Exhibit "A".

         "Bank" and "Banks" shall have the meaning assigned to such terms in the Preamble.

         "Baseline Financial Statements" shall mean the consolidated financial statements of Borrower and the Subsidiaries (including all footnotes thereto) for the period ending June 30, 1996, that were submitted to the Banks in connection with Borrower's application for the Loans and are more fully described in Section 3.4 hereof.

         "Base Rate" shall mean the Prime Rate and shall change on each day that the Prime Rate changes.

         "Base Rate Borrowing" shall mean a Borrowing bearing interest at a rate determined by reference to the Base Rate.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning assigned to such term in the Preamble.

         "Borrowing" shall mean an outstanding principal amount of one of the Revolving Credit Loans as to which a single Interest Period is in effect and with respect to which a single Applicable Interest Rate applies.

         "Borrowing Maturity Date" shall mean (a) with respect to a Base Rate Borrowing, the first day of each calendar quarter in arrears, and (b) with respect to any LIBOR Borrowing, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration (if at any time made available under this Agreement), each day that would have been a Borrowing Maturity Date for such Borrowing had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, (c) each of (i) the date of any refinancing or conversion of a Borrowing with or to a Borrowing of a different Type, (ii) the date of prepayment of a Borrowing and (iii) the Expiration Date.

         "Borrowing Notice" shall mean a notice given pursuant to Section 2.3, as therein described.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Arizona) on which commercial banks are open for business in Phoenix, Arizona, San Francisco, California and Detroit, Michigan; provided, however, that, when used in connection with a LIBOR Borrowing, the term "Business Day" shall exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) required by GAAP to be accounted for as a capital lease on the balance sheet of the lessee.

         "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash Flow" shall mean the sum of the following for the relevant period: (i) Consolidated Net Income, (ii) tax expense, (iii) interest expense,
(iv) depreciation expense, and (v) amortization of intangibles expense.

         A "Change in Control" shall be deemed to have occurred if, after the date hereof, (a) any person or group (within the meaning of Rule 13d-3, as in effect on the date hereof, promulgated by the SEC under the 1934 Act), shall acquire, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors become occupied by persons not members of said board on the date hereof that were neither (i) nominated by the board of directors of the Borrower, nor (ii) appointed by directors so nominated; or (c) any person or group shall otherwise directly or indirectly Control the Borrower.

         "Closing Date" shall mean October 31, 1996.

         "Co-Agent" shall mean NBD Bank, a Michigan banking corporation. The Co-Agent shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Commitment" shall mean, with respect to each Bank, the commitment of such Bank as to the Revolving Credit Facility hereunder as set forth in Schedule 2.1, as such Bank's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10 or Section 2.20. Each Bank's Commitment shall not be less than $10,000,000.00 except to the extent such Bank's Commitment shall have been permanently terminated or reduced pursuant to Section
2.10 or Section 2.20. Each Bank's Commitment shall fully, automatically and permanently terminate on the Expiration Date.

         "Commitment  Fee"  shall  have the  meaning  assigned  to such  term in
Section 2.6(a).

         "Commitment Fee Percentage" shall mean one-eighth of one percent (1/8th of 1%) per annum.

         "Consolidated Debt" shall mean the total Debt of the Borrower and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

         "Consolidated  Effective  Tangible Net Worth"  shall mean  Consolidated
Tangible Net Worth plus the outstanding principal amount of Subordinated Indebtedness.

         "Consolidated Net Income" shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and its Subsidiaries for such period, computed on a consolidated basis in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, with respect to the Borrower and its Subsidiaries, Stockholders' Equity reduced by the book value of all Intangible Assets, all to be determined on a consolidated basis in accordance with GAAP consistent with those applied in the preparation of the Baseline Financial Statements.

         "Control" shall mean the power to direct or cause the direction of the management or policies of a person, whether through rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in Article IV.

         "Current Assets" shall mean, with respect to the Borrower and its Subsidiaries, the sum of their cash, cash equivalents and accounts receivable, net of any bad debt reserve, computed on a consolidated basis in accordance with GAAP.

         "Current Bank" shall have the meaning assigned to such term in Section 8.15.

         "Current Liabilities" shall mean, with respect to the Borrower and its Subsidiaries, their gross current liabilities less any deferred income, computed on a consolidated basis in accordance with GAAP.

         "Debt" shall mean, as at the date as of which any determination is being or is to be made thereof and in respect of any Person, without duplication and excluding intercorporate debt and other intercorporate obligations solely among such Person and its Subsidiaries, all liabilities of such Person, including (without limitation) the following to the extent such would be presented as liabilities in the balance sheet of such Person prepared under GAAP on a basis consistent with the Baseline Financial Statements: (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services under conditional sale or other similar agreements which provide for the deferral of the payment of the purchase price for a period in excess of one year following the date of such Person's receipt and acceptance of the complete delivery of such property and/or services, (iv) Capital Lease Obligations of such person and
(v) Guarantees by such Person and any of its Subsidiaries of Debt of third parties.

         "Default Rate" shall mean a rate per annum (computed as provided in Section 2.8(b)) equal to the Base Rate plus three percent (3%) and changing in conformity with each change in the Base Rate.

         "Defaulting  Bank"  shall  have the  meaning  assigned  to such term in
Section 8.14(a).

         "Designated Officer" shall mean any of the Chairman of the Board, President, any Vice President, the Chief Financial Officer, the General Counsel, the Secretary, the Controller, the Treasurer and any Assistant Treasurer of the Borrower.

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "EBITDA Coverage Ratio" shall mean the ratio of Cash Flow to Fixed Charge Requirement, determined for Borrower and its Subsidiaries on a consolidated basis over a rolling period of four consecutive fiscal quarters ending on (or, if the date of determination is other than the end of a fiscal quarter, immediately preceding) the date of determination.

         "Equipment" shall mean tangible personalty that is not "inventory," "farm equipment" or "fixtures," as the immediately preceding terms in quotations are defined in Article Nine of the Uniform Commercial Code as in effect in and for the State of Arizona.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "ERISA Liabilities" shall mean at any time the minimum liability with respect to Plans that would be required to be reflected at such time as a liability on the consolidated balance sheet of the Borrower under GAAP.

         "Eurodollar Lending Office," with respect to any Bank (or transferee) or the Administrative Agent, shall mean such office or branch as such Bank (or transferee) or the Administrative Agent has designated to the Borrower herein in Schedule "2.1" as the office or branch of such Bank (or transferee) or the Administrative Agent which shall constitute the Lending Office thereof for LIBOR Borrowings.

         "Event of  Default"  shall have the  meaning  assigned  to such term in
Section 7.1.

         "Expiration Date" shall mean the earliest of the following: (a) the date the Banks exercise their option to declare the Loans fully due and payable after the occurrence of an Event of Default and the continuation thereof, or (b) October 31, 1998, unless the Expiration Date shall have been extended pursuant to Section 2.10(a), then said date as thereby extended.

         "Facilities" shall mean improvements to real property or premises owned by or leased to Borrower.

         "Facility Fee" shall have the meaning assigned to such term in Section 2.6(a).

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve

Bank of San Francisco, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean that letter agreement between the Borrower and the Administrative Agent with respect to the payment of the Agency Fee.

         "Fees" shall mean the Facility Fee, the Commitment Fee, the Agency Fee and all other fees and charges, if any, (other than interest) payable hereunder or otherwise payable in connection with the Revolving Credit Facility.

         "Financial  Officer" of any corporation  shall mean the chief financial
officer,   principal  accounting  officer,   treasurer  or  controller  of  such
corporation.

         "Fixed Charge Requirement" shall mean the sum of the current portion and interest expense with respect to the following that are due and payable by or for the benefit of a given Person within the relevant period: (i) obligations for borrowed money; (b) obligations representing the deferred purchase price of property, other than trade accounts payable arising in, and on terms customary in, the ordinary course of such person's business, (iii) obligations under conditional sales agreements, (iv) Capital Lease Obligations, and (v) obligations under Guarantees.

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Governmental  Authority" shall mean any federal,  state, tribal, local
or  foreign  court  or  governmental  agency,   authority,   instrumentality  or
regulatory body.

         "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Indebtedness" of a Person shall mean each of the following (without duplication) that, individually, is in excess of $100,000.00 in outstanding amount (in Dollars or the equivalent at market exchange rates) on the date such obligation is incurred: (a) obligations of that Person to any other Person for payment of borrowed money, (b) Capital Lease Obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) Guarantees of Indebtedness of third parties, and (f) a recourse or non-recourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

         "Information" shall have the meaning assigned to such term in Section 9.17.

         "Intangible Assets" of any Person shall mean those assets of such person that are (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses, and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP; and (iii) unamortized debt discount and expense.

         "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending the day preceding the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, or, if earlier, on the Expiration Date and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing and ending the day preceding the Expiration Date, the day preceding the date such Borrowing is converted to a Borrowing of a different Type in accordance with
Section 2.11 or the date of repayment or prepayment of such Borrowing in accordance with Section 2.5 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Borrowings only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and include the first day of an Interest Period and include the last day of such Interest Period.

         "Lending Office," with respect to any Bank or any transferee of the Loans or the Administrative Agent, shall mean such office or branch as such Bank or such transferee or the Administrative Agent has designated to the Borrower herein as the office or branch of that Bank or such transferee or the Administrative Agent from which Loans are to be made.

         "LIBO Rate" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, at the third decimal place) determined by dividing (i) Base LIBOR by (ii) 100% less the LIBOR Reserve Percentage; where "Base LIBOR" shall mean the rate per annum for Dollar deposits quoted by the Administrative Agent as the London Interbank Offered Rate as most recently published in The Wall Street Journal or, if no longer so published, in other comparable sources, for a period of time approximately equal to the number of days in such Interest Period.

         "LIBOR Borrowing" shall mean a Borrowing bearing interest at a rate determined by reference to the LIBO Rate.

         "LIBOR Reserve Percentage" shall mean the reserve percentage prescribed by the Board (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D, as amended), adjusted by Administrative Agent for expected changes in such reserve percentage during the applicable Interest Period.

         "Lien" shall mean any mortgage, pledge, security interest or similar lien.

         "Loans" shall mean the Revolving Credit Loans made available by the Banks to Borrower under the Revolving Credit Facility.

         "Loan Documents" shall mean this Agreement, the Notes, the Fee Letter and all other documents, instruments and agreements of every kind and description at any time undertaken by any Person for the benefit of the Banks in connection with the Loans.

         "Loan Pricing Qualifiers" shall have the meaning assigned to such term in the definition of "Applicable Margin."

         "Margin Stock" shall have the meaning given such term under  Regulation
U.

         "Material Division" shall mean any division of the Borrower or a Subsidiary which represents more than 30% of the consolidated assets of the Borrower.

         "Material Subsidiary" shall mean any Subsidiary which represents more than 30% of the consolidated assets of the Borrower.

         "Maximum Commitment" shall mean $90,000,000.00.

         "Minimum Additional Amount" shall mean $100,000.00

         "Minimum Amount" shall mean (i) $1,000,000.00 with respect to a Base Rate Borrowing, and (ii) $3,000,000.00 with respect to a LIBOR Borrowing.

         "Multiemployer  Plan"  shall  mean a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "1934 Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Note" and "Notes" shall mean, severally and collectively, revolving credit notes of the Borrower executed and delivered as provided in Section 2.7, as such notes might be amended, modified, extended and restated from time to time.

         "Operating  Plan"  shall  have the  meaning  assigned  to such  term in
Section 5.4(e).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Permitted Lien" shall mean a Lien permitted under Section 6.1.

         "Person" shall mean any natural person (whether or not acting in a representative capacity), corporation, limited liability company, business trust, joint venture, association, sole proprietorship, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) that is (1) a qualified plan under Section 401(a) of the Code, (ii) subject to the provisions of Title IV of ERISA or Section 412 of the Code and (iii) maintained for employees of the Borrower or any ERISA Affiliate.

         "Potential Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Prime Rate" shall mean at any time a rate of interest equal to the "Prime Rate" as most recently published in The Wall Street Journal or, if no longer so published, in other comparable sources.

         "Prior Agreement" shall have the meaning assigned to such term in the Recitals.

         "Quarterly Certificate" shall mean that Quarterly Compliance and Margin Certificate substantially in the form of Exhibit F.

         "Redeployment  Loss"  shall have the  meaning  assigned to such term in
Section 2.15.

         "Register" shall have the meaning assigned to such term in Section 9.4(d).

         "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reportable  Event"  shall  mean any  reportable  event as  defined  in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Required Banks" shall mean, at any time, Banks having Commitments representing at least 66 and 2/3% of the Total Commitment.

         "Revolving Credit Facility" shall have the meaning assigned to such term in Recital D.

         "Revolving Credit Loans" shall mean the revolving line of credit loans made available by the Banks to the Borrower pursuant to Article II. Each Revolving Credit Loan shall be composed of one or more LIBOR Borrowings and/or Base Rate Borrowings.

         "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 6.2.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Significant Subsidiary" shall have the meaning assigned to such term in SEC Regulation S-X, 17 C.F.R. ss.210.1-02.

         "Stockholders Equity" shall mean the excess of total assets over total liabilities, all to be determined on a consolidated basis in accordance with GAAP.

         "Subordinated Indebtedness" shall mean all indebtedness of the Borrower subordinated to payment of the principal of, premium, if any, and interest on the obligations of the Borrower under the Loan Documents, pursuant to agreements acceptable to the Banks.

         "Subsidiary" of a Person shall mean any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person, by one or more of the other Subsidiaries of that Person, or by any combination thereof.

         "Termination" shall mean the payment in full of the principal amount of all Loans, all accrued interest thereon and all fees with respect thereto, coupled with termination of the Revolving Credit Facility and all other obligations (if any) of all of the Banks to advance funds or extend credit to or for the benefit of Borrower pursuant to this Agreement.

         "Termination Date" shall mean the date of the occurrence of the last event to occur required for Termination to occur.

         "Total Commitment" shall mean at any time the aggregate amount of the Banks' Commitments, as in effect from time to time, which amount shall not exceed the Maximum Commitment.

         "Type," when used in respect of any Borrowing, shall refer to the rate by reference to which interest on such Borrowing is determined. For purposes hereof, "rate" shall mean the LIBO Rate or the Base Rate.

         SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of this Agreement, and Exhibits and Schedules to this Agreement, unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect in the United States of America from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Baseline Financial Statements.

                                   ARTICLE II

                          THE REVOLVING CREDIT FACILITY

         SECTION 2.1 The Commitment.

                  Subject to the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, at any time and from time to time on and after the date hereof and until the Expiration Date, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment, subject, however, to the conditions that (a) at no time shall the outstanding aggregate principal amount of all Revolving Credit Loans made by all Banks exceed the Maximum Commitment, and (b) at all times the outstanding aggregate principal amount of all Revolving Credit Loans made by each Bank shall equal the product of (y) the percentage which its Commitment represents of the Maximum Commitment times (z) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Banks. Commitments may be terminated or reduced from time to time pursuant to Sections 2.10 and 2.20. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the date hereof and prior to the Expiration Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.2  Borrowings Under the Revolving Credit Facility.

                  Each advance under the Revolving Credit Facility shall be a single LIBOR Borrowing or a single Base Rate Borrowing, as the Borrower may request. Borrowings of more than one Type may be outstanding at the same time; provided, however, that (i) the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Borrowings being outstanding collectively under the Revolving Credit Facility at any one time and (ii) each Borrowing shall be in a principal amount which is an integral multiple of the Minimum Additional Amount and not less than the Minimum Amount. For purposes of the foregoing, Borrowings having different Interest
Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         SECTION 2.3 Notice of Borrowings.

                  In order to request a Borrowing, the Borrower shall give to the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) in the form of Exhibit "B" (a "Borrowing Notice"), (a) in the case of a LIBOR Borrowing, not later than 9:00 a.m., Arizona time, three Business Days before a proposed Borrowing and (b) in the case of a Base Rate Borrowing, not later than 9:00 a.m., Arizona time, on the day of a proposed Borrowing. Each Borrowing Notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a LIBOR Borrowing or a Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (iii) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto; and (iv) if such Borrowing is to refinance all or any part of any outstanding Borrowing, the identity and amount of such Borrowing that the Borrower requests to be refinanced. If no election as to the Type of Borrowing is specified in any Borrowing Notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any Borrowing Notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Subject to Section 2.11, if the Borrower shall not have given notice in accordance with this Section of its election to refinance a LIBOR Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower (unless such Borrowing is repaid at the end of such Interest Period) shall be deemed to have given notice of an election to refinance such Borrowing with a Base Rate Borrowing.

         SECTION 2.4 Revolving Credit Loans.

                  (a) Each Revolving Credit Loan shall be made as part of a Borrowing made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Revolving Credit Loan required to be made by such other Bank).

                  (b) Each Bank shall make any LIBOR Borrowing by causing either at its option any domestic branch or the Eurodollar Lending Office of such Bank to make such Revolving Credit Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement and the applicable Note.

                  (c) Subject to Section 2.3, each Bank shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Phoenix, Arizona, not later than 11:30 a.m., Arizona time, and the Administrative Agent shall by 12:00 noon, Arizona time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent (or such other account as the Borrower may designate) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Revolving Credit Loans shall be made by the Banks pro rata in accordance with
Section 2.16. Unless the Administrative Agent shall have received notice from a Bank prior to any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Revolving Credit Loan as part of such Borrowing for purposes of this Agreement.

         SECTION 2.5 Refinancings. Subject to Section 2.11, the Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.3, and at any time may combine all Base Rate Borrowings into a single Borrowing, in each case subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced or combined shall be deemed to have been repaid in accordance with Section 2.7 with the proceeds of a new Borrowing hereunder, and the proceeds of the new Borrowing (except to the extent, if any, they exceed the principal amount of the Borrowing(s) being refinanced) shall not be disbursed to the Borrower pursuant to Section 2.4(c).

         SECTION 2.6  Fees.

                  (a) In connection with the Commitments, the Borrower agrees to pay to the Administrative Agent for distribution to the Banks pursuant to
Section 8.12 a fee (the "Facility Fee") in the amount of $90,000.00.

                  (b) The Borrower agrees to pay to each Bank, through the Administrative Agent, (i) quarterly in arrears for each calendar quarter ending each March 31, June 30, September 30 and December 31, on a date not later than five (5) Business Days after such calendar quarter has ended, commencing December 31, 1996 and (ii) on the date on which the respective Commitment of such Bank shall be terminated as provided herein, for the period from the end of the preceding calendar quarter to the date of such termination, a commitment fee (each a "Commitment Fee") at a rate per annum equal to the Commitment Fee Percentage on the average daily unused amount of the Commitment of such Bank during the preceding calendar quarter (or shorter period (1) commencing with the date hereof or (2) ending with the Expiration Date or any other date on which the respective Commitment of such Bank shall be terminated). The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Expiration Date and the termination of the Commitment of Bank as provided herein.

                  (c) The Borrower agrees to pay the Administrative Agent, for its own account, any fee provided for in the Fee Letter (the "Agency Fee") at the times provided therein.

                  (d) All Fees shall be paid to each Bank on the dates due, in Dollars in immediately available funds to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.7 Notes; Repayment of Revolving Credit Loans. The Revolving Credit Loans made by each Bank shall be evidenced by a single Note, duly completed and executed on behalf of the Borrower, dated the date of said Bank's Commitment, in substantially the form of Exhibit C hereto, payable to the order of such Bank in a principal amount equal to said Bank's Commitment. The outstanding principal balance of each Borrowing under the Revolving Credit Facility, as evidenced by the applicable Note, shall be payable on the Borrowing Maturity Date applicable to such Borrowing (if any). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.8. Each Bank may (and is hereby authorized by the Borrower, at said Bank's discretion, to) endorse on a schedule attached to the Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Revolving Credit Loan of such Bank, each payment or prepayment of principal of any such Revolving Credit Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay each Revolving Credit Loan in accordance with the terms of the relevant Note.

         SECTION 2.8  Interest on Revolving Credit Loans.

                  (a) Subject to the provisions of Sections 2.9 and 2.11, each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to, the LIBO Rate for the Interest Period in effect for such LIBOR Borrowing plus the Applicable Margin. Interest on each LIBOR Borrowing shall be payable on each applicable Borrowing Maturity Date. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Bank of such LIBO Rate.

                  (b) Subject to the provisions of Sections 2.9 and 2.11, each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin. Interest on each Base Rate Borrowing shall be payable on each applicable Borrowing Maturity Date. The Base Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Bank of such Base Rate.

         SECTION 2.9 Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Revolving Credit Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including the date of actual payment (after as well as before judgment) at the Default Rate.

         SECTION 2.10 Termination, Extension and Reduction of Commitments.

                  (a) Each Commitment shall be automatically terminated on the Expiration Date. The Borrower, however, has the right to request, upon at least sixty (60) days written notice to the Administrative Agent prior to the Anniversary Date that is prior to the Expiration Date, extension of the Expiration Date of the Revolving Credit Facility for an additional year; provided, however, that approval of any such extension shall be at the sole and absolute discretion of the Banks and any such approval shall require the affirmative consent of all Banks.

                  (b) Upon at least three (3) Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, each such Commitment; provided, however, that each partial reduction of the Maximum Commitment shall be in an integral multiple of the Minimum Additional Amount and in a minimum principal amount of the Minimum Amount; and provided further, that the Borrower shall not be permitted to terminate or reduce the Maximum Commitment if, as a result respectively, the aggregate principal amount of the Revolving Credit Loans outstanding hereunder would exceed such reduced amount of the Maximum Commitment.

         SECTION 2.11 Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 9:00 a.m., Arizona time, on the day of conversion, to convert any LIBOR Borrowing into a Base Rate Borrowing, (ii) not later than 9:00 a.m., Arizona time, three (3) Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a LIBOR Borrowing or to continue any LIBOR Borrowing as a LIBOR Borrowing for an additional Interest Period, and (iii) not later than 9:00 a.m., Arizona time, three (3) Business Days prior to conversion, to convert the Interest Period with respect to any LIBOR Borrowing to another permissible Interest Period, subject in each case to the following:

                  (a) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an integral multiple of the Minimum Additional Amount and not less than the Minimum Amount;

                  (b) each conversion shall be effected by applying the proceeds of the new Borrowing resulting from such conversion to the Borrowing (or portion thereof) being converted; accrued interest on a Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (c) any LIBOR Borrowing may be converted only at the end of the Interest Period applicable thereto;

                  (d) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Borrowing;

                  (e) any portion of a LIBOR Borrowing which cannot be continued as a LIBOR Borrowing by reason of clauses (c) and (d) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Base Rate Borrowing; and

                  (f) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the converted or continued Borrowings.

                  Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a LIBOR Borrowing or a Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a LIBOR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Banks of any notice given pursuant to this Section and of each Bank's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any LIBOR Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Base Rate Borrowing.

         SECTION 2.12  Prepayment.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, such notice to be three (3) Business Days with respect to a LIBOR Borrowing and one Business Day with respect to a Base Rate Borrowing; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of the Minimum Additional Amount and not less than the Minimum Amount.

                  (b) On the date of any termination or reduction of a Commitment pursuant to Section 2.10, the Borrower shall pay or prepay an amount of the respective Revolving Credit Loan such that the sum of the aggregate principal amount of such Loan outstanding will not exceed the respective Commitment after giving effect to such termination or reduction.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by a payment of accrued interest on the amount being prepaid to the date of payment.

         SECTION 2.13  Reserve Requirements; Change in Circumstances.

                  (a) If any Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) or any Bank's holding company with any request or directive promulgated after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank in good faith to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                  (b)  Notwithstanding  any other provision herein, if after the date of this Agreement any change in applicable law or regulation (either by way of changes in existing laws or regulations or the introductions of new laws or regulations) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBOR Borrowing made by such Bank, Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the net income of such Bank), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank, including without limitation any reserve requirement that may be applicable to "eurocurrency liabilities" under and as defined in Regulation D, or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any LIBOR Borrowing made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any LIBOR Borrowing or to reduce the amount of any sum received or receivable by such Bank hereunder or under the Notes (in respect of LIBOR Borrowing only), whether of principal, interest or otherwise, by an amount deemed by such Bank in good faith to be material, then, the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

                  (c) A certificate of a Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

                  (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of said Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to any Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed, provided that if such Bank is compensated for such increased costs or reduction by any Governmental Authority or third party in the event such invalidity or inapplicability is finally determined, then such Bank shall return to Borrower the respective compensation paid by Borrower, up to the lesser of such amount as is received by such Bank or such amount as was paid by Borrower.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive Termination, provided that Borrower shall have no further obligation to the Banks under this Section unless a certificate setting forth the amount of such obligation shall have been delivered by the Banks pursuant to paragraph (c) above within ninety (90) calendar days after the Termination Date.

                  (f) Each Bank or the Administrative Agent on behalf of the Banks shall give notification to the Borrower of any event or prospective event which will give rise to the operation of paragraphs (a) or (b) of this Section, such notification to be sent within thirty (30) days of the date of the public promulgation of the effective date of any such law, rule, regulation, guidelines or change therein.

         SECTION 2.14 Change in Legality.

                  (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any LIBOR Borrowing or to give effect to its obligations as contemplated hereby with respect to any LIBOR Borrowing, then by written notice to the Borrower setting forth in reasonable detail the relevant circumstances and the effect thereof, such Bank may:

                           (i) declare that LIBOR Borrowings will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a LIBOR Borrowing shall be deemed a request for a Base Rate Borrowing unless such declaration shall be subsequently withdrawn; and

                           (ii) require that all outstanding LIBOR Borrowings made by it be converted to Base Rate Borrowings, in which event all such LIBOR Borrowings shall be automatically converted to Base Rate
         Borrowings as of the effective date of such notice as provided in paragraph (b) below.

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Borrowings that would have been made by such Bank or the converted LIBOR Borrowings of such Bank shall instead be applied to repay the Base Rate Borrowings made by such Bank in lieu of, or resulting from the conversion of, such LIBOR Borrowings.

                  (b) For purposes of this Section, a notice to the Borrower by any Bank shall be effective as to each LIBOR Borrowing, if lawful, on the last day of the Interest Period currently applicable to such LIBOR Borrowing; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  (c) Each Bank shall use its best efforts to give prompt notification to the Borrower of any event or prospective event which will give rise to the operation of paragraph (a) of this Section.

         SECTION 2.15 Redeployment Loss. The Borrower shall pay to each Bank on demand against any Redeployment Loss (defined below) arising as a consequence of any payment, prepayment or conversion of a LIBOR Borrowing required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto. "Redeployment Loss" shall mean, in each circumstance, the amount which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such LIBOR Borrowing matures, calculated as follows for each such month:

                           (a) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the LIBOR Borrowing applicable thereto.

                           (b) Subtract from the amount determined in (a) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such LIBOR Borrowing at the LIBO Rate in effect on the date of prepayment for new loans in a principal amount equal to the amount prepaid made for such term.

                           (c) If the result obtained in (b) for any month is greater than zero, discount that difference by the LIBO Rate used in
         (b) above.

A certificate of any Bank setting forth in reasonable detail any amount or amounts which Bank is entitled to receive pursuant to this Section and setting forth in reasonable detail the calculation of such amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive Termination provided that Borrower shall have no further obligation to any Bank under this Section unless a certificate setting forth the amount of such obligation shall have been delivered by such Bank pursuant to the preceding sentence within ninety (90) calendar days after the Termination Date.

         SECTION 2.16 Pro Rata Treatment. Except as required under Section 2.14 or permitted by Section 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility and Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Credit Loans). Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Revolving Credit Loan or Revolving Credit Loans as a result of which the unpaid principal portion of the Revolving Credit Loans of such Bank shall be proportionately less than the unpaid principal portion of the Revolving Credit Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Revolving Credit Loans of such other Bank, so that the aggregate unpaid principal amount of the Revolving Credit Loans and participations in the Revolving Credit Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Loans then outstanding as the principal amount of its Revolving Credit Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Credit Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Revolving Credit Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank by reason thereof as fully as if such Bank had made a
Revolving Credit Loan directly to the Borrower in the amount of such participation.

         SECTION 2.18  Payments.

                  (a) The Borrower shall make each payment (including without limitation principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document no later than 12:00 noon, Arizona time, on the date when due in Dollars to the Administrative Agent at its offices at 201 Third Street, San Francisco, California 94103, Attention: Agency Department, in immediately available funds or at such other location as the Administrative Agent may notify the Borrower in writing. Borrower agrees that the Administrative Agent may electronically debit an account designated by Borrower in a separate written agreement with the Administrative Agent, for each such payment so long as the Administrative Agent shall have transmitted by facsimile to the Borrower at 602/786-7393 (or at such other number as may be designated by Borrower to the Administrative Agent in writing) (i) at least five Business Days before its due date a notice of the amount to be debited, and (ii) on the due day a notice of the amount actually debited. Any payment received by the Administrative Agent after 12:00 noon, Arizona time, other than a payment made by electronic debit, shall be deemed to have been received by the Administrative Agent on the next Business Day.

                  (b) Whenever any payment (including without limitation principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19  Taxes.

                  (a) All payments by the Borrower under this Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, withholdings or other charges of whatsoever nature and all liabilities with respect thereto, other than any taxes on or measured by the gross or net income of a Bank pursuant to
(i) the income and/or franchise tax laws of the jurisdictions in which such Bank is incorporated or organized or in which the principal office of such Bank or the branch that is a party to this Agreement of that Bank is located, and (ii) the income and/or franchise tax laws of the jurisdictions in which the Lending Office or the Eurodollar Lending Office of that Bank are then located (all such nonexcluded taxes, levies, imposts, duties, withholdings and liabilities being hereinafter referred to as "Taxes"), shall not be less than the amounts otherwise specified to be paid by the Borrower to or for the account of the Administrative Agent or Bank (or any transferee or assignee (each, a "Transferee")) under this Agreement. Upon request of the Borrower in writing, each Bank shall designate a different Lending Office or Eurodollar Lending Office, as the case may be, if such designation will avoid the imposition of Taxes and if such designation will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. With respect to each deduction or withholding for or on account of any Taxes of the Administrative Agent or any Bank (or Transferee), Borrower shall promptly (and in any event not later than 45 days thereafter) furnish to such Administrative Agent or Bank (or Transferee) a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Stamp Taxes"). Each Bank that is organized outside the United States represents and warrants that as of the Closing Date, it is not aware of any Stamp Tax imposed by the jurisdiction in which it is incorporated that applies to this Agreement or any payment made to such Bank hereunder.

                  (c) The Borrower will indemnify each Bank (or Transferee) and the Administrative Agent for the full amount of Taxes and Stamp Taxes (including without limitation any Taxes or Stamp Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank (or Transferee) or the Administrative Agent, as the case may be, and any liability (including without limitation penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Stamp Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Bank, as the result of any Tax with respect to which the Borrower is required to make a payment pursuant to this Section shall realize a tax credit or refund in its country or other jurisdiction of incorporation or organization or in the jurisdiction in which its principal office or Lending Office or Eurodollar Lending Office is then located, which tax credit or refund would not have been realized but for the Borrower's payment of such Tax, such Bank shall pay to the Borrower an amount equal to such tax credit or refund (to the extent of amounts that have been paid by the Borrower under this Section with respect to such credit or refund) net of all out-of-pocket expenses of such Bank; provided that the Borrower, upon the request of the Bank, agrees to return such credit or refund (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such credit or refund to the relevant taxing authority. Any amount required to be calculated pursuant to this Section shall be calculated in good faith by the Bank (or Transferee) or the Administrative Agent, and such calculation shall be conclusive and binding upon the parties hereto. In the event the Borrower is required to make any payment pursuant to this Section to a Bank, such Bank shall promptly and in a timely manner take all such actions as may be reasonably available to it to pursue any possible tax credit or refund of such payment.

                  (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive Termination, provided that Borrower shall have no further obligation to the Banks under this Section unless a certificate setting forth the amount of such obligation shall have been delivered by the Banks to the Borrower within ninety (90) calendar days after the Termination Date.

                  (e) Each Bank (or Transferee) that is organized outside the United States (i) on or before the date it becomes a party to this Agreement and
(ii) with respect to each Lending Office or Eurodollar Lending Office located outside the United States of such Bank (or Transferee), on or before the date such office or branch becomes a Lending Office or Eurodollar Lending Office, shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224, properly completed and duly executed by such Bank (or Transferee) establishing that payments received hereunder are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Bank (or Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States Federal withholding tax, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

                  (f) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) or the Administrative Agent in respect to United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) or the Administrative Agent to deliver the certificates, documents or other evidence specified in the preceding paragraph
(e) unless  such  failure is  attributable  to (i) a change in  applicable  law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Bank (or Transferee) or the Administrative Agent becomes a party to this Agreement (or, if applicable, on or after the date a Lending Office or Eurodollar Lending Office of such Bank (or Transferee) or Administrative Agent became a Lending Office or Eurodollar Lending Office hereunder).

                  (g) Nothing contained in this Section shall require any Bank (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes) which it deems to be confidential.

                  (h) Each Bank or the Administrative Agent on behalf of the Banks shall give notification to the Borrower of any event or prospective event which will give rise to the operation of paragraphs (a), (b) or (c) of this Section, such notification to be sent within thirty (30) days of the date of the public promulgation of the effective date of any such Taxes or Stamp Taxes.

         SECTION 2.20 Termination or Assignment of Commitments Under Certain Circumstances.

                  (a) If any Bank (or Transferee) or the Administrative Agent claims any additional amounts payable pursuant to Section 2.13 or Section 2.19 or exercises its rights under Section 2.14, it shall (consistent with legal and regulatory restrictions) (i) promptly notify the Borrower (through the Administrative Agent) of the circumstances giving rise to such additional amounts or the exercise of such rights and (ii) file any certificate or document requested by the Borrower or change the jurisdiction of its applicable Lending Office or take any other action if the making of such a filing or change or the taking of such action would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

                  (b) In the event that any Bank shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to make additional payments to any Bank under Section 2.19, the Borrower shall have the right, at its option and own expense, upon notice to such Bank and the Administrative Agent, (i) in the case of Sections 2.13, 2.14 or 2.19 only, to terminate the Commitment of such Bank or (ii) in all cases described in this paragraph, to require such Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.4) all its interests, rights and obligations under this Agreement to another financial institution reasonably acceptable to the Administrative Agent which shall assume such obligations; provided that (i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Bank in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Revolving Credit Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder, including without limitation amounts payable and owed to it pursuant to Sections 2.13, 2.14 and 2.19.

                  (c) Each Bank represents and warrants to the Borrower that as of the date hereof it is not aware of any claims available to it under Section 2.13, 2.14 or 2.19 or any circumstances which it has determined will enable it to make any such claims.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Administrative Agent and the Banks as follows:

         SECTION 3.1 Organization; Corporate Powers; Etc. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) the Borrower has the corporate power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required except where the failure to so qualify would not result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; and (c) the Borrower has the corporate power to execute, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder.

         SECTION 3.2 Authorization; Etc. The execution, delivery and performance by the Borrower of this Agreement, the Borrowings hereunder, and the issuance, execution and delivery of the Notes: (a) have been duly authorized by all requisite corporate action; (b) will not violate (i) any provision of law, any order of any court, or any rule, regulation or order of any other agency of government, (ii) the Certificate of Incorporation or By-laws of the Borrower or
(iii) any provision of any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are or may be bound; (c) will not be in conflict with, result in a breach of or constitute (alone, with notice, with lapse of time, or with any combination of these factors) a default under any indenture, agreement or other instrument referred to in (b)(iii) above; and (d) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower that is not a Permitted Lien. Except for filings which may be required under the 1934 Act, no registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the execution and delivery of the Notes or the Borrowings hereunder.

         SECTION 3.3 Enforceability. This Agreement constitutes, and each other Loan Document when duly executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

         SECTION 3.4 Financial Condition and Information. The Borrower has heretofore furnished to the Banks copies of (i) the consolidated balance sheets of the Borrower as of March 31, 1996 and as of June 30, 1996, and the related consolidated statements of income, shareholder's equity and Cash Flows of the Borrower for the year ended March 31, 1996 and for the fiscal period ended June 30, 1996, including without limitation the related notes, audited by and including the opinion the independent public accountants of the Borrower, and (ii) the Annual Report on Form 10-K for the fiscal year ended March 31, 1996 of the Borrower. Such financial statements fairly state the consolidated financial condition of the Borrower as of the respective dates thereof and the consolidated results of the operations and changes in financial position of the Borrower for the periods covered thereby. All such financial statements, including related schedules and notes thereto, have been prepared in accordance with GAAP.

         SECTION 3.5 No Material Adverse Change. Since March 31, 1996, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of the Borrower and its Significant Subsidiaries, taken as a whole (except as disclosed in the financial statements referred to in Section 3.4 or as otherwise disclosed on Schedule 3.5 attached hereto).

         SECTION 3.6 Litigation. Except as set forth in the Borrower's SEC filing on Form 10-K for the year ended March 31, 1996, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any property or rights of the Borrower which would be reasonably likely in the aggregate to (i) materially impair the ability of the Borrower to perform its obligations under this Agreement or the Notes or materially impair the ability of the Borrower to carry on business substantially as now being conducted or (ii) result in any material adverse change in the business, assets, operations, or condition (financial or otherwise) of the Borrower.

         SECTION 3.7  Federal Reserve Regulations.

                  (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

         SECTION 3.8 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.9 Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.10 Tax Returns. As of the filing date of the Borrower's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower has duly filed or caused to be filed all federal, state and local tax returns which are required to have been filed and has paid or caused to be paid all material taxes required to be paid by it, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside on its books such reserves as are required by GAAP.

         SECTION 3.11 ERISA. As of the filing date of the Borrower's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower had no material undisclosed ERISA Liabilities under any Plans.

         SECTION 3.12 Title to Properties: Possession. The Borrower has good and indefeasible title to, or valid leasehold interests in, all its material properties and assets, subject only to encumbrances, adverse claims and defects in title which do not involve any risk of loss that is material to the Borrower and the Subsidiaries taken as a whole. All such assets and properties are free and clear of all Liens other than those permitted by Section 6.1. The Borrower has all licenses and rights necessary to enable it to use all material technology used by it in its operations.

         SECTION 3.13 Use of Proceeds. The Borrower will use the proceeds of any borrowing hereunder solely for the purposes set forth in the Recitals to this Agreement.

         SECTION 3.14 Environmental and Safety Matters. As of the filing date of the Borrower's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower and the Subsidiaries had no material undisclosed environmental liabilities.

         SECTION 3.15 Subsidiaries. All Significant Subsidiaries are correctly identified on Schedule "3.15" hereto.

                                   ARTICLE IV

                           CONDITIONS TO CREDIT EVENTS

         The obligations of the Banks to make each and every Loan, and to make each and every advance of the proceeds thereof (each of the foregoing events being called a "Credit Event") are subject to the prior or contemporaneous satisfaction of the following conditions:

         SECTION 4.1 Credit Events. On the date of each Credit Event, including the date of each refinancing of a Borrowing as contemplated by Section 2.5:

                  (a) The Administrative Agent shall have received in respect of such advance or refinancing a Borrowing Notice as required by Section 2.3.

                  (b) The representations and warranties set forth in Article III hereof shall have been true and correct in all material respects both (i) on the date hereof and (ii) as of such date, except to the extent such representations and warranties expressly relate and are limited to a different date.

                  (c) At the time of and immediately after such advance or refinancing no Event of Default or Potential Default shall have occurred and be continuing.

Each advance or refinancing hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the satisfaction of the conditions specified in paragraphs (b) and (c) of this Section 4.1.

         SECTION 4.2  First Credit Event.  On the Closing Date:

                  (a) Each Bank shall have received a duly executed copy of this Agreement.

                  (b) The Administrative Agent shall have received the Fee Letter and payment of all expenses owed to the Banks pursuant to Section 9.5(a) and of all Fees that are then due and payable.

                  (c)  Each  Bank  shall  have  received  duly  executed   Notes
complying with the provisions of Section 2.7.

                  (d) The Administrative Agent and each Bank shall have received a favorable written opinion of Borrower's legal counsel, dated as of the Closing Date and addressed to the Administrative Agent and the Banks, to the effect set forth in Exhibit "E" hereto, and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent and each Bank.

                  (e) All legal matters incident to this Agreement and the first Credit Event hereunder shall be reasonably satisfactory to the Banks and to the legal counsel for the Administrative Agent.

                  (f) The Administrative Agent and each Bank shall have received
(i) a copy of the Certificate or Articles of Incorporation, including all amendments thereto, of Borrower, certified as of a recent date by the Secretary of State of the state of Borrower's organization, and a certificate from such Secretary of State as of a recent date, as to the good standing of the Borrower;
(ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-Laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the next clause of this sentence, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the Credit Events hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Certificate or Articles of Incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

                  (g) The Administrative Agent shall have received (i) a certificate, dated the Closing Date and signed on behalf of the Borrower by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1, and (ii) a Quarterly Certificate as of the end of the prior fiscal quarter dated the Closing Date and signed on behalf of the Borrower by a Financial Officer of the Borrower.

                  (h) The Administrative Agent shall have received all amounts due and payable hereunder or under the other Loan Documents on or prior to the Closing Date.

                  (i) The Administrative Agent shall have received evidence satisfactory to it that the Prior Agreement has been or will be terminated and all loans and other amounts outstanding thereunder have been or will be paid in full, on or prior to the Closing Date.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, at all times prior to Termination, unless the Required Banks shall otherwise consent in writing, it will:

         SECTION 5.1 Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations, and orders (except that force majeure events will excuse noncompliance so long as noncompliance would not materially impair the creditworthiness of the Borrower) whether now in effect or hereafter enacted where the failure to so comply would be reasonably likely to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; and, at all times maintain and preserve all material property required for the conduct of its business as presently or hereafter conducted.

         SECTION 5.2 Insurance. Maintain adequate insurance by financially sound and reputable insurers of all properties of a character usually insured by companies engaged in the same or a similar business operating on a similar economic scale in the same vicinity against loss or damage resulting from fire or other risks insured against by extended coverage and of the kind customarily insured against by such companies, and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties occupied or controlled by it in such amounts as shall be customary among companies engaged in the same or similar businesses and similarly situated and maintain such other insurance as may be required by law; provided, however, that nothing in this Section 5.2 shall preclude the Borrower from being self-insured to the extent customary with companies in the same or similar business.

         SECTION 5.3 Taxes. Pay and discharge promptly any taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its material property (real or personal), before the same shall become delinquent; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as appropriate, shall set aside on its books such reserves as are required by GAAP with respect thereto.

         SECTION 5.4 Financial Statements; Reports, etc. In the case of the Borrower, furnish to the Administrative Agent (as Information subject to the applicable requirements of Section 9.17 herein, if any):

                  (a) within 120 days after the end of each fiscal year, (i) a consolidated balance sheet, (ii) a consolidated statement of income and (iii) a consolidated statement of cash flow, each showing the financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of operations during such fiscal year, all the foregoing financial statements to be prepared in accordance with GAAP, audited by an accounting firm of nationally recognized standing with an unqualified opinion from such firm;

                  (b) within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower or, if earlier, when filed by the Borrower with the SEC, Borrower's Form 10-Q for such fiscal quarter;

                  (c) within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, the Quarterly Certificate certifying that to the best of its, his or her knowledge no Event of Default or Potential Default has occurred, or, if such an Event of Default or Potential Default has occurred, specifying the nature and extent thereof and accompanied by a statement of a Financial Officer of the Borrower specifying any corrective action taken or proposed to be taken with respect thereto;

                  (d) concurrently with each delivery of the statements referred to in (a) and (b) above, a certificate of the firm or person certifying such statements (which certificate, when furnished by the independent accountants referred to in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations), setting forth in reasonable detail in the form of Exhibit F the calculation of financial measures and ratios required to demonstrate compliance with the covenants, conditions and agreements contained in Article VI hereof and the calculation of the Loan Pricing
Qualifiers, all determined as of the end of the period covered by said statements;

                  (e) not later than the last  Business  Day of the first fiscal quarter of each fiscal year of Borrower, a financial forecast of consolidated gross operating revenue and Consolidated Net Income of Borrower and its Subsidiaries for each fiscal quarter of the said fiscal year as at the end of each such fiscal quarter (collectively, the "Operating Plan"), in a form and containing such additional information as the Administrative Agent may reasonably require;

                  (f) within 10 days of their being filed, in addition to those delivered by Borrower to Bank pursuant to (b) above, copies of all reports (other than preliminary proxy statements) filed by the Borrower with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC) under the requirements of the 1934 Act, or any successor statute; and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower as the Administrative Agent may reasonably request.

         SECTION 5.5 Litigation and Other Notices. Give the Administrative Agent prompt written or telecopy notice of the following:

                  (a) any Event of Default or Potential Default and the steps, if any, proposed to be taken by the Borrower with respect thereto;

                  (b) the filing or commencement of any action, suit or formal proceeding at law or in equity or by or before any court or hearing officer of any Governmental Authority, or any other event or condition, which has resulted in, or which is reasonably likely to result in, a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole and which has not been reported in the Borrower's most recent SEC filings on Form 10-K, 10-Q or 8-K.

         SECTION 5.6 Maintaining Records: Access to Premises and Records. Maintain all financial records in accordance with GAAP, and upon reasonable notice permit representatives of the Administrative Agent and each Bank to have access to such financial records and the premises of the Borrower at reasonable times and to make such excerpts from such records as such representatives may deem necessary, provided that each person obtaining information shall hold all confidential information obtained in accordance with the restrictions set forth in Section 9.17.

         SECTION 5.7 Use of Proceeds. Use the proceeds of the Loans solely for the purposes set forth in Recitals hereto.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, at all times prior to Termination, it will not, and will not permit any Subsidiary to:

         SECTION 6.1 Liens. Incur, create, assume or permit to exist any Liens on any of Borrower's property or assets, or the property or assets of any Subsidiary, whether such property or assets are now owned or hereafter acquired by Borrower or by a Subsidiary, or on any income or rights in respect of any thereof, to secure any Indebtedness; provided that the foregoing shall not apply to Liens on the property or assets of Borrower or any Subsidiary:

                           (i) existing on the date hereof and described in Schedule "6.1" or, with respect to the property or assets of any business association or sole proprietorship merged with, consolidated with or acquired by the Borrower or any of the Subsidiaries existing in such property or assets prior to such merger, consoli dation or acquisition (excluding, however, such Liens as are incurred in contemplation of such transaction), provided that such Liens shall secure only those obligations that they secure on the date hereof or on the date of (and immediately prior to) such merger, consolidation or acquisition, respectively;

                           (ii) in favor of the United States, any state or any political subdivision or agency thereof which arise from Indebtedness of a sort not described in any of clauses (a) through (e) of the definition of such term;

                           (iii) that are deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (iv) that are Liens on property, plant, improvements thereto or equipment acquired after the Closing Date; provided that (i) such Liens are incurred, and the Indebtedness secured thereby is created, before or contemporaneously with such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of such real property or plant, improvements or equipment, and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                           (v) which secure Indebtedness in an amount incurred during the term of this Agreement not greater than $50,000,000.00 minus the aggregate purchase price of any Sale and Lease-Back Transactions entered into by the Borrower and the Subsidiaries during such term;

                           (vi) which (A) are incurred in the ordinary course of business or in the development of its real property, (B) do not exceed individually $1,000,000.00, and (C) do not exceed at any time in the aggregate $10,000,000.00; and

                           (vii) that are any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part, of any Lien referred to in (i) through (v) hereof; provided, however, that (1) the Lien shall be limited to all or part of the property subject to the Lien extended, renewed, or replaced and (2) the principal amount of Indebtedness secured thereby shall not be increased by such extension, renewal or replacement.

         SECTION 6.2 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby Borrower or any Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), provided that the Borrower or any Subsidiary may enter into any Sale and Lease-Back Transaction in the ordinary course of business if the aggregate purchase price of all property subject to Sale and Lease-Back Transactions during the term of this Agreement does not exceed $50 Million minus the aggregate amount of any Indebtedness referred to in clause (v) of Section 6.1 which shall be incurred by the Borrower and the Subsidiaries after the date of this Agreement.

         SECTION 6.3 Subsidiary Indebtedness. Permit any Indebtedness of any Subsidiary to be outstanding, other than (i) intercorporate debt and other intercorporate obligations exclusively among the Borrower and its Subsidiaries,
(ii) Indebtedness secured by Liens in the property or assets of any person (including the Borrower or any Subsidiary) that, if existing in property or assets of the Borrower or any Subsidiary, would be Liens described in one or more of subsections 6.1(i) through (vi), inclusive, but only to the extent such Indebtedness is not greater than the fair market value of the properties or assets subject to such Liens at the time such Liens were created, (iii) Indebtedness deemed to exist by reason of Sale and Lease-Back Transactions that, if involving properties or assets of the Borrower or any Subsidiary, would be permitted under Section 6.2, and (iv) other Indebtedness (including such portions of Indebtedness permitted in part by the foregoing subsections (i),
(ii) or (iii) of this Section 6.3 as are in excess of the amount so permitted) in an aggregate amount not to exceed $25 Million at any time.

         SECTION 6.4 Mergers, Consolidations, Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or the assets of any Material Division, whether now owned or hereafter acquired, or any capital stock of any Subsidiary (including any sale or transfer, by merger or otherwise, of one of the Subsidiaries or Material Divisions); except that (a) the Borrower and any Subsidiary may sell inventory in the ordinary course of business and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Potential Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration, (iii) any other corporation may be merged with a Subsidiary of the Borrower, provided that the surviving corporation shall be a Subsidiary of the Borrower and no Event of Default or Potential Default has occurred or would occur as a result of such merger or acquisition and (iv) any other corporation may be merged into the Borrower if the Borrower shall be the surviving corporation and no Event of Default or Potential Default has occurred or would occur as a result of such merger or acquisition; but provided that in any merger of the Borrower pursuant to (iv) above, the surviving entity must be at least as creditworthy as the Borrower was immediately prior to such merger or acquisition and must expressly fully assume in writing all obligations of the Borrower pursuant to this Agreement.

         SECTION 6.5 Business of Borrower. Substantially change the nature of the business conducted by the Borrower and its Subsidiaries.

         SECTION 6.6 ERISA Liabilities. Create or suffer to exist ERISA Liabilities in an aggregate amount for all Plans in excess of $1,000,000.00.

         SECTION 6.7 Consolidated Effective Tangible Net Worth. Permit its Consolidated Effective Tangible Net Worth at any time to be less than the sum of
(i) $220,000,000.00, (ii) the aggregate of fifty percent (50%) of the Consolidated Net Income for each fiscal quarterly period, commencing with that fiscal quarterly period ending September 30, 1996, and (iii) ninety percent (90%) of the aggregate net increase in Stockholders Equity after September 30, 1996 arising from either the issuance and sale of additional capital stock or the conversion of any debt securities into its capital stock. The Consolidated Effective Tangible Net Worth shall not be reduced by any Consolidated Net Income for a fiscal quarterly period that is less than zero (i.e. a net deficit or loss). If the Borrower shall not have delivered timely financial statements under Section 5.4 which permit Bank to determine whether a Potential Default or Event of Default under this Section exists, the Bank shall be entitled to take any and all actions available to it upon the occurrence of such an Event of Default, which shall be deemed to have occurred upon the last day of the period covered by such financial statements.

         SECTION 6.8 Debt/Worth Ratio. At any time, permit the ratio of Consolidated Debt to Consolidated Effective Tangible Net Worth to be greater than 1.0 to 1.0.

         SECTION 6.9 EBITDA Coverage Ratio. At any time, permit Borrower's EBITDA Coverage Ratio to be less than 3.0 to 1.0.

         SECTION 6.10 Continued Profitability. For any fiscal year or any two consecutive fiscal quarterly periods, incur Consolidated Net Income of less than zero (i.e., a net deficit or loss).

         SECTION 6.11 Quick Ratio. At any time, permit the ratio of Current Assets to Current Liabilities to be less than (a) 0.70 to 1.0 until the fiscal quarter ended September 30, 1997; and (b) 1.0 to 1.0 thereafter.

         SECTION 6.12 Subordinated Indebtedness.

                  (a) Amend or modify the terms of any Subordinated Indebtedness if as a result such terms would become less favorable to the Banks.

                  (b) Amend or modify the covenants or default provisions of any Subordinated Indebtedness if as a result such covenants or provisions would be more restrictive of the Borrower.

                  (c) Cause or permit any Subordinated Indebtedness to become due prior to the Expiration Date.

                  (d) Directly or indirectly prepay, redeem, purchase, defease, retire or otherwise acquire for value any Subordinated Indebtedness.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.1 Events of Default. In case of the happening of any of the following events (herein called "Events of Default"):

                  (a) default shall be made in the payment of any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such default shall continue for a period of five (5) Business Days after such default;

                  (b) default shall be made in the payment of any interest on any Loan or any Fee, indemnification amount or any other amount due from the Borrower under the Loan Documents (other than an amount referred to in (a) above), when and as the same shall become due and payable, and such default shall continue for a period of five (5) Business Days after the earlier of (i) the day on which a Designated Officer knows or should have known of such default in the exercise of prudent business practices customary to the industry and (ii) receipt by the Borrower of written or telecopy notice from the Administrative Agent of such default;

                  (c) any representation or warranty made or deemed made by the Borrower in connection with the Loan Documents or in any report, certificate or other instrument furnished by the Borrower pursuant to the Loan Documents or with the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof; provided that if any such breach of representation or warranty has been subsequently remedied (such that if made or given as of the date of remedy it is no longer false or misleading in any material respect) and such breach has caused no material adverse effect on the rights or interests of any Bank under this Agreement, such breach shall no longer constitute a Potential Default or Event of Default hereunder.

                  (d) default shall be made in the due observance or performance of any covenant or agreement to be observed or performed on the part of the Borrower contained in Section 5.1 or in Article VI, and with respect only to Section 5.1 (other than the covenant in such Section to preserve its corporate existence) and Section 6.1, such default shall continue for a period of thirty (30) calendar days after the earlier of
         (i) the day on which a Designated Officer knows or should have known of such default in the exercise of prudent business practices customary to the industry and (ii) receipt by the Borrower of written or telecopy notice from the Administrative Agent of such default;

                  (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of the Borrower pursuant to the terms hereof and such default shall remain unremedied for more than thirty (30) calendar days after the earlier of (i) the day on which a Designated Officer of Borrower knows or should have known of such default in the exercise of prudent business practices customary to the industry or (ii) written notice of such default shall have been given to a Designated Officer by the Administrative Agent;

                  (f) the Borrower or any of its Subsidiaries shall fail to make when due any payment (of whatever amount) on Indebtedness aggregating in excess of $1,000,000.00 (whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any failure by the Borrower to perform any covenant or agreement on its part to be performed under any agreement or instrument evidencing or security relating to any Indebtedness in excess of $1,000,000.00 shall result in the acceleration of the maturity of a portion of such Indebtedness in excess of $100,000.00;

                  (g) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such corporation or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take corporate action for the purpose of effecting any of the foregoing;

                  (h)  an  involuntary  proceeding  shall  be  commenced  or  an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Material Subsidiaries or of a substantial part of the property of any of them under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of the property of any of them, or (iii) the winding-up or liquidation of the Borrower or any of its Material
         Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) either of (A) the occurrence of any one or more Reportable Events or (B) a failure to make a "required payment" under the provisions of Section 412(n)(1) of the Code shall have occurred with respect to any Plan or Plans and the occurrence of either (A) or (B) above shall have resulted in any of (1) liability of the Borrower to the PBGC or to one or more Plans in an aggregate amount exceeding $1,000,000.00, (2) the termination of the respective Plan or Plans by the PBGC, (3) the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (4) for the imposition of a Lien in favor of such Plan or Plans;

                  (j) any material provision of the Loan Documents ceases to be valid and binding on or enforceable against the Borrower;

                  (k) the entry of any non-appealable judgment in excess of seven and one-half percent (7.5%) of Borrower's Consolidated Tangible Net Worth against the Borrower or any Material Subsidiary that is not adequately covered by insurance; or

                  (l) there shall have occurred a Change in Control.

         SECTION 7.2 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter during the continuance of such event, the Administrative Agent, shall, at the sole option of the Required Banks and if so directed by the Required Banks, by written or telecopy notice to the Borrower, take any of the following actions, plus any other actions provided for under this Agreement, the Loan Documents or applicable law, at the same or different times:

                           (A) terminate forthwith any or all Commitments of the
                  Banks, and

                           (B) declare  any or all of the Loans to be  forthwith
                  due and payable, whereupon the principal of such Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under the Notes, shall become forthwith due and payable together with interest thereon as provided in Section 2.9, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding;

provided, however, that in the case of an Event of Default specified in paragraph (g) or (h) above involving the Borrower, without notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall automatically terminate and all Loans together with all such interest, Fees and other amounts, shall become immediately due and payable, all without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding.

         SECTION 7.3 Occurrence and Declaration of an Event of Default. If the Administrative Agent obtains actual knowledge of the occurrence of an Event of Default, the Administrative Agent shall, within three (3) Business Days of obtaining such knowledge, give written notice of such occurrence to each of the Banks. In addition, if any Bank obtains actual knowledge of the occurrence of an Event of Default, that Bank shall, within three (3) Business Days of obtaining such knowledge, give written notice of such occurrence to the Administrative Agent and the Administrative Agent shall give written notice of such occurrence to each of the Banks.

                                  ARTICLE VIII

                  THE ADMINISTRATIVE AGENT; INTERBANK AGREEMENT

         SECTION 8.1 Appointment. In order to expedite the transactions contemplated by this Agreement, Wells Fargo Bank, N.A. is hereby appointed to act as Administrative Agent on behalf of the Banks. In addition, NBD Bank is hereby appointed as Co-Agent. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received in accordance with this Agreement; (b) to give notice on behalf of each of the Banks to the Borrower of any Default or Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

         SECTION 8.2 Liability. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by either the Required Banks (if the consent of only the Required Banks is required by the provisions of this Agreement with respect to an issue) or all the Banks (if the consent of all the Banks is required by the provisions of this Agreement with respect to an issue), as applicable, and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         SECTION 8.3 Action by Administrative Agent.

                  (a) The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

                  (b) Unless in each case consented to in writing by all the Banks, the Administrative Agent shall not (i) agree to the modification or waiver of any of the terms of any of the Loan Documents, or (ii) consent to any act or omission by the Borrower, or (iii) exercise any rights which the Administrative Agent may have with respect to the Loans, the Notes, or any of the other Loan Documents, if any such agreement, modification, waiver, consent or exercise would:

                           (i) change or modify the interest rate and repayment provisions set forth in the Loan Documents;

                           (ii) increase the Maximum Commitment;

                           (iii) extend the Expiration Date of the Loans;

                           (iv) postpone any date for payment or forgive the payment of principal of, or interest on, the Loans or the payment of any other sum due under the Loan Documents;

                           (v) waive any Event of Default;

                           (vi) allow any assignment by Borrower of any right or interest in the Loan Documents;

                           (vii) change or modify the Fees, other than the Agency Fee, or the payment of such Fees; or

                           (viii) amend or modify the provisions of Sections 2.13, 2.14, 2.16, 2.19, 9.5, 9.6, 9.8(b) or this Section 8.3(b), the definition of "Required Banks," or Section 6.7 through Section 6.12.

                  (c) Upon receipt of a Borrowing Notice from the Borrower, the Administrative Agent shall provide to each Bank a telecopy notice of such Borrowing (or telephone notice promptly confirmed by telecopy) (i) in the case of a LIBOR Borrowing, not later than 9:30 a.m., Arizona time, three Business Days before a proposed LIBOR Borrowing, and (b) in the case of a Base Rate Borrowing, not later than 9:30 a.m., Arizona time, on the Business Day of a proposed Base Rate Borrowing.

                  (d) The Administrative Agent agrees to distribute to each Bank by 4:00 p.m., Arizona time, its pro rata share of each payment or prepayment of principal of any Loan, each payment of interest on the Loans, and each payment of the Commitment Fee and Facility Fee that is received from the Borrower prior to 12:00 noon, Arizona time. Any such payments received after 12:00 noon, Arizona time, on any Business Day shall be made available to the Banks on or before 4:00 p.m., Arizona time, on the immediately following Business Day.

                  (e) The Administrative Agent agrees to distribute promptly to each Bank a copy of all Information received from the Borrower and all amendments and modifications of the Loan Documents.

                  (f) The Administrative Agent agrees to distribute or cause to be distributed no later than thirty (30) days after the Closing Date to each Bank a copy of the Loan Documents.

         SECTION 8.4 Resignation. The Administrative Agent may not, without the consent of the Borrower, resign at any time. Upon receiving such consent, and subject to giving 30 days' prior written notice to the Banks, the Administrative Agent may resign as Administrative Agent hereunder. Upon any such resignation, the Required Banks, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall have the right to appoint from the Banks a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the Administrative Agent gives notice of its resignation, then the Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a bank with an office in Phoenix, Arizona, having a combined capital and surplus of at least $50,000,000.00 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

         SECTION 8.5 Agent as Bank. With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as an Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

         SECTION 8.6 Ownership and Possession of Loan Documents. Each Bank shall own an undivided interest in the Borrowings and the Loan Documents equal to its pro rata Commitment from time to time. The Administrative Agent shall hold the Loan Documents in its possession, as agent, at its office at 100 West
Washington, Phoenix, Arizona 85003, or at such other location as the Administrative Agent shall designate in writing to the Banks, for the pro rata benefit of itself as one of the Banks and each of the other Banks; provided, however, that the Administrative Agent shall deliver to each Bank an original promissory note executed by the Borrower and evidencing such Bank's Commitment. The Administrative Agent shall keep and maintain complete and accurate files and records of all matters pertaining to the Borrowings. Upon reasonable prior notice to the Administrative Agent by a Bank, the files and records shall be made available to such Bank and its respective representatives and agents for inspection and copying during normal business hours.

         SECTION 8.7 Indemnification. Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Person shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

         SECTION 8.8 Independent Credit Analysis. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         SECTION 8.9 Process for Obtaining Approval of the Banks.

                  (a) With respect to obtaining the consent, approval, or determination of all of the Banks or of the Required Banks, the Administrative Agent or any Bank may request that the Banks make a determination pursuant to this Agreement. In the case of a request by any such Bank, the request shall be made through the Administrative Agent and the Administrative Agent shall request a determination of the Banks in accordance with this Section 8.9. All communications from the Administrative Agent to the Banks requesting the Banks' determination, consent, approval, disapproval and/or joinder shall:

                           (i) Be given in the form of a written notice to each of the Banks;

                           (ii) Be accompanied by a description of the matter or thing as to which such determination, approval, consent, disapproval or joinder is requested, and shall advise each of the Banks where such matter or thing may be inspected, or shall otherwise adequately describe the matter or issue to be resolved;

                           (iii) Include, to the extent not previously provided to the Banks, all written materials (to the extent necessary to make an informed decision) and a description of all oral information (to the extent necessary to make an informed decision) provided to the Administrative Agent in respect of the matter or issue to be resolved; and

                           (iv)    Include    such   other    information    and
         recommendations  as  the  Administrative   Agent  may  reasonably  deem
         appropriate.

                  (b) Subject to Paragraph (c) of this Section 8.9, the Banks shall reply within seven (7) Business Days after such written notice is given by the Administrative Agent; provided, however, that if the Administrative Agent notifies the Banks that, pursuant to the Loan Documents, the matter with respect to which such consent, approval, disapproval or joinder is sought requires that the Administrative Agent respond within a certain time period and/or provides that if a response is not given within a certain time period such approval or consent shall be deemed given, the Banks shall reply by the earlier of (i) three
(3) Business Days before such time period expires (as designated by the Administrative Agent) or (ii) five (5) Business Days after such written notice is given by the Administrative Agent.

                  (c) With respect to each Bank, unless a Bank shall give written notice to the Administrative Agent that such Bank does consent to or approve any matter as to which such Bank's consent or approval is sought within the applicable time frame, such Bank shall be deemed to have disapproved of and not consented to such recommendation or determination.

         SECTION 8.10 Communications to the Banks. All communications from the Borrower to the Banks relating to the Loan Documents and the Borrowings shall be sent by or through the Administrative Agent.

         SECTION 8.11 Relationship with the Borrower. Consistent with the agency established hereunder, the Banks acknowledge and agree that the Administrative Agent, in accordance with its respective rights and duties under the Loan Documents, shall have the sole and exclusive authority to bind the Administrative Agent and the Banks with respect to matters relating to the Loan Documents. To the extent that any matter has been approved by all of the Banks or by the Required Banks in accordance with the provisions of this Agreement, the Administrative Agent is authorized to execute such documents and instruments as the Administrative Agent may deem prudent to evidence and confirm such approval.

         SECTION 8.12  Payments to or by the Banks.

                  (a) The Banks shall be entitled to interest on the amount of Borrowings held by each Bank for the period of time such Borrowings are outstanding at the rates set forth in this Agreement, to the extent that such payments are actually received from the Borrower. If permitted pursuant to
Section 2.9 of this Agreement, the Administrative Agent shall charge and collect interest at the Default Rate unless the Required Banks otherwise agree.

                  (b) On the Closing Date, the Facility Fee shall be distributed to each Bank in an amount equal to 0.10% of the Commitment of such bank in effect on the Closing Date.

                  (c) Other Fees to the extent applicable shall be paid to the Banks in accordance with Section 2.6.

                  (d) Amounts paid by the Borrower pursuant to any provision of the Loan Documents providing for payment, compensation, or reimbursement to one or more, but not necessarily all, of the Banks, shall be paid to the Bank or Banks incurring such expenses or otherwise entitled to compensation under any of those provisions, with each Bank entitled to receive any payment, reimbursement, or compensation pursuant to any of such Sections or other provisions being obligated to provide to the Administrative Agent and the Borrower a certificate setting forth in reasonable detail the basis for the amount of any request for compensation, payment or reimbursement under any of those Sections or other provisions.

                  (e) Regular monthly payments of interest and any other payments to the Administrative Agent on behalf of the Banks (other than payments to be applied to the outstanding principal amount of Borrowings, which payments will be applied as provided in Section 8.13), received by the Administrative Agent shall be made available to the Banks entitled thereto in accordance with
Section 8.3(d).

                  (f) If and to the extent any Bank shall not have made any payment required pursuant to Section 2.4, such Bank agrees to pay the Administrative Agent, forthwith on demand, such amount, together with interest thereon at the Federal Funds Rate, for each day from such date until the date such amount is paid to the Administrative Agent as provided in Section 2.4(c). The failure of any Bank to make available to the Administrative Agent any amount required pursuant to Section 2.4 shall not relieve any other Bank of its obligation hereunder to make available as aforesaid such payment, as specified above, nor shall any Bank be relieved of its obligations to make such payments for any other reason.

                  (g) Funds shall be transferred to the Banks in accordance with the funds transfer instructions given to the Administrative Agent and by the Administrative Agent to the Banks from time to time on or before the times specified in Section 8.3(d).

                  (h) If and to the extent the Administrative Agent shall not have made any payment required pursuant to Section 8.3(d) to a Bank, the Administrative Agent agrees to pay such Bank forthwith on demand, such amount, together with interest thereon at the Federal Funds Rate, for each day from such date until the date such amount is paid pursuant to Section 8.3(d).

         SECTION 8.13 Application of Payments. All monies collected or received by the Administrative Agent on account of the Loans or in respect of security for the Loans, directly or indirectly, shall be applied in the following order of priority, except to the extent otherwise required by Article II of this Agreement, in which case the provisions of Article II shall control:

                  (a) To the payment of all costs and expenses due to the Administrative Agent and/or the Banks pursuant to the Loan Documents, including costs incurred in collection of such monies, including, without limitation, the payment to the Banks of the amounts described in Section 8.12(d);

                  (b) To outstanding interest on the Loans, which amount shall be allocated between the Banks in accordance with the actual principal amount of Loans held by each Bank throughout the period in question as determined by the Administrative Agent on a daily basis; provided, however, that if amounts received by the Administrative Agent are not sufficient to pay in full all such outstanding interest on the Loans, such amount shall be allocated among the Banks pro rata in accordance with the amount of Loans held by each Bank during the period in question; and

                  (c) To the payment of principal on the Loans in accordance with the principal amount of Loans held by each Bank.

         SECTION 8.14  Defaulting Banks.

                  (a) If for any reason any of the Banks shall fail or refuse to abide by its obligations under the Loan Documents (each a "Defaulting Bank"), then, in addition to the rights and remedies that may be available to the Administrative Agent and the other Banks at law and in equity, but subject to the notice and cure periods hereinafter set forth, such Defaulting Bank's right to participate in the administration of the Loans and the Loan Documents, including without limitation, any rights to consent to or direct any action or inaction of the Administrative Agent, all of the Banks, or to be taken into account in the calculation of the Required Banks (other than the right to vote with respect to a decision as to its Loans to extend the Expiration Date thereof, or to amend the interest rate and repayment provisions thereof or to modify such Bank's Commitment), shall be suspended during the pendency of such failure or refusal. A Bank shall be deemed to be a Defaulting Bank if (i) such Bank shall have failed to pay to the Administrative Agent any amount due pursuant to this Agreement within five (5) Business Days after written notice by the Administrative Agent to such Bank stating such payment is due from such Bank to the Administrative Agent; (ii) such Bank shall have failed to perform any of its other obligations under this Agreement or the Loan Documents in any material respect. and such failure shall not have been cured within 30 days after written notice by the Administrative Agent to such Bank of such failure, or if such failure cannot reasonably be cured within such 30 day period, within such longer period of time as may be necessary to complete such cure, so long as such Bank commences such cure within such 30-day period and thereafter diligently pursues such cure to completion within not more than 120 days after such written notice; or (iii) such Bank shall institute or be subject to any bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation or similar proceedings under state or federal law; provided, however, in the case of a failure described in clause (i) or clause (ii) of this sentence, if within the 5-Business Day period described in clause (i) or the 30 day period described in clause (ii), as applicable, the Bank in question in good faith disputes such default asserting that such default has not occurred (and provided that such Bank has satisfied its funding obligations pursuant to the provisions of Section 2.4), such Bank shall not be deemed to be a Defaulting Bank until such Bank is found to be in default pursuant to a final judicial or arbitration determination and such Bank does not thereafter take the action necessary to cure the default within 10 Business Days following the date of the final determination.

                  (b) With respect to each Defaulting Bank, any Current Bank shall, in addition to any other rights or remedies available at law or equity, be entitled, in the case of the failure of a Defaulting Bank to pay its pro rata share (the "Defaulting Bank's Share") in a Loan made pursuant to Section 2.4, to pay to the Administrative Agent the Defaulting Bank's Share (pro rata if made by more than one Current Bank, based on the pro rata shares of the Current Banks making the payment). If one or more of the Current Banks pays the Defaulting Banks' Share, in addition to any other rights and remedies available to the Banks, each Current Bank making such payment may elect to do either of the following with respect to the payment made by such Current Bank:

                           (i) Notify the Administrative Agent to adjust the pro rata shares of the Defaulting Bank and the Current Bank making payment of the Defaulting Bank's Share, allocating the Defaulting Bank's Share to the Current Bank as of the date the Loan was made; or

                           (ii) Receive all amounts which the Defaulting Bank would otherwise be entitled to receive pursuant to this Agreement with respect to the Defaulting Bank's Share (including interest accruing under the Loan Documents on the Loan, to the extent of the Defaulting Bank's Share of such Loan), pro rata according to the portion of the Defaulting Bank's Share paid by such Current Bank, until such Current Bank has been repaid the full amount of the Defaulting Bank's Share, together with accrued interest paid by the Borrower under the Agreement with respect thereto.

         SECTION 8.15 Purchase of Defaulting Bank's Interest After Default. If a Bank becomes a Defaulting Bank under Section 8.14, each Bank which is not a Defaulting Bank (a "Current Bank") shall have the right, but not the obligation, in its sole discretion to acquire (or if more than one Current Bank exercises such right, each such Current Bank shall have the right to acquire, pro rata according to its pro rata shares, or in such other proportions as they may mutually agree), the interest in the Commitment and the Loans of a Defaulting Bank. Upon any such purchase, the Defaulting Bank's interest in the Commitment and the Loans and its rights hereunder as a Bank (but not its liability in respect thereof or under the Loan Documents or this Agreement for events occurring prior to such purchase) shall terminate at the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest including an Assignment and Acceptance agreement and the canceled Note shall be returned to the Borrower. Current Banks exercising purchase rights under this Agreement must, as a precondition to the exercise of such rights, concurrently exercise their corresponding purchase rights under this Agreement.

         SECTION 8.16 Purchase Price and Payment for Defaulting Bank's Interest. The purchase price for the interest in the Commitment and the Loans of a Defaulting Bank shall be equal to the total outstanding Loans owed by the Borrower to the Defaulting Bank as of the date of such purchase, including without limitation any outstanding interest related thereto up to the date of such purchase, together with any accrued but unpaid Fees payable to the Defaulting Bank through such date. Payment of the purchase price for the Defaulting Bank's interest in the Commitment and the Loans so acquired shall be made on the date of such purchase.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) if to the Borrower, to it at 2355 West Chandler Boulevard,
         Chandler,   Arizona   85224,   Attention:   Treasurer   (Telecopy   No.
         602/917-4112);

                  (b) if to the Administrative Agent, to it at the following:

                           (i) as to Borrowing Notices and as to payments, 201 Third Street, San Francisco, California 94103, Attention: Agency Department (Telecopy No. 415/512-9408); and

                           (ii) as to all other notices and communications, 100 West Washington, Phoenix, Arizona 85003, Attention: Mae G. DelaBarre #4101-251 (Telecopy No. 602/229-4758);

                  (c) if to a Bank, to it at its address (or telecopy number) set forth in Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Bank shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

         SECTION  9.2  Survival  of  Agreement.   All   covenants,   agreements,
representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans, and the execution and delivery to the Banks of the Notes evidencing such Loans, regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect until Termination has occurred.

         SECTION 9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Banks and the Administrative Agent.

         SECTION 9.4 Successors and Assigns.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Bank at its own expense may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Bank or an Affiliate of any Bank, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Bank or an Affiliate of any Bank, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000.00 or such lesser amount if such amount is the entire Commitment of the assigning Bank, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, except in the case of an assignment to a Bank or an Affiliate of any Bank, a processing and recordation fee of $2,500 (which fee shall not in any way be the responsibility of the Borrower), (v) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Details Reply Form and (vi) any increased costs by reason of any such assignment will not be borne by the Borrower. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have all the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.5, as well as to any Fees accrued for its account hereunder and not yet paid)).

                  (c) By executing and delivering an Assignment and  Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) The Administrative Agent shall maintain at one of its offices in Phoenix, Arizona, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, an Administrative Details Reply Form completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit C. Canceled Notes shall be returned to the Borrower.

                  (f) Each Bank may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Banks (however no participating bank or entity shall be entitled to claim a greater amount than could have been claimed by the Bank from whom the participation was acquired) and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement. No entity acquiring a participation pursuant to this paragraph (f) shall by virtue of such participation have any direct voting rights under this Agreement.

                  (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure of such information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such information on terms no less restrictive than those applicable to Banks pursuant to Section 9.17.

                  (h) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Banks.

         SECTION 9.5 Expenses; Indemnity.

                  (a) The Borrower agrees to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent and any Bank in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Administrative Agent and any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including without limitation the reasonable fees, charges and disbursements of the counsel for the Administrative Agent and any Bank, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and any Bank. The Borrower further agrees that it shall indemnify the Administrative Agent and any Bank from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

                  (b) The Borrower agrees to indemnify the Administrative Agent, each Bank and each of their respective affiliates, directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including without limitation reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans pursuant to the request of the Borrower or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent and any Bank. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 9.6 Right of Setoff. Subject to the provisions of Section 2.17, if an Event of Default shall have occurred and be continuing and any Bank shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that such right of setoff shall not apply to amounts which may be held in (i) trust accounts or (ii) asset management accounts, including without limitation brokerage accounts, cash management accounts or other money management or investment accounts of a non-depository nature with any Bank. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

         SECTION 9.7 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND TO BE ENFORCED ENTIRELY WITHIN THAT STATE.

         SECTION 9.8 Waivers; Amendment.

                  (a) No failure or delay of a party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by a party therefrom shall in any event be effective unless the same shall be permitted by Paragraph (b) of this Section and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on a party in any case shall entitle that party to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Banks; provided, however, that any such agreement shall have been consented to by all the Banks to the extent required pursuant to the provisions of Section 8.3(b); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 9.9 Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Notes held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate. Borrower hereby agrees to the payment of interest with respect to the Loans and Borrowings under the Loans at the respective applicable rates determined pursuant to this Agreement, in each case as increased by any rate of interest resulting from any charges in the nature of interest paid or payable in connection with the Loans, the Notes and/or this Agreement.

         SECTION 9.10 Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relating to the subject matter hereof. Any previous agreement among any of the parties with respect to the subject matter hereof, including without limitation the Prior Agreement, is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12 Counterparts and Signature Pages. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement. All parties hereto authorize the Administrative Agent to gather and attach manually executed counterpart signature pages to counterpart copies of this Agreement in order to constitute one or more counterparts bearing evidence of manual execution by all parties.

         SECTION 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.14  Arbitration.

                  (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in successfully compelling arbitration of any Dispute.

                  (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Arizona selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

                  (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

                  (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Arizona State Bar or retired judges of the state or federal judiciary of Arizona with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators
(i) shall resolve all Disputes in accordance with the substantive law of the state of Arizona, (ii) may grant any remedy or relief that a court of the state of Arizona could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all reasonable costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000.00 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000.00 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000.00. Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

                  (e) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         SECTION 9.15 Jurisdiction; Consent to Service of Process.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of Arizona State court or Federal court of the United States of America sitting in Phoenix, Arizona, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Arizona State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Arizona State or Federal court sitting in Phoenix, Arizona. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by (among other things) the mutual waivers and certifications in this Section.

         SECTION 9.17 Confidentiality. Each Bank agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives to keep confidential) the Information (as defined below), except that any Bank shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives (including outside counsel) as need to know such Information; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority (provided that such Bank shall, except for Information requested by any such bank regulatory authority, promptly notify Borrower (to the extent practicable and lawful, notice shall be given to the Borrower before such disclosure is made so as to permit Borrower to seek a protective order) of the circumstances and content of each such disclosure and shall request confidential treatment of any Information so disclosed); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Bank on a nonconfidential basis without a breach of confidence from a source other than the Borrower or its Affiliates or (C) was available to such Bank on a nonconfidential basis prior to its disclosure to such Bank by the Borrower or its Affiliates; (iv) to the extent the Borrower shall have consented to such disclosure in writing; or (v) to prospective successors or assigns so long as each such person shall have agreed in writing to abide by the provisions of this
Section 9.17. As used in this Section 9.17, as to any Bank, "Information" shall mean any financial statements, reports, materials, documents, certificates and other information that the Borrower or any of its Affiliates may have furnished or may hereafter furnish to such Bank in connection with this Agreement or any other materials prepared by any such person from any of the foregoing.

         IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Banks have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             MICROCHIP TECHNOLOGY INCORPORATED,
                                             a Delaware corporation



                                             By:________________________________
                                             Name:______________________________
                                             Its:_______________________________

                                                                      "Borrower"


                                             WELLS FARGO BANK, N.A.



                                             By:________________________________
                                             Name:______________________________
                                             Its:_______________________________

                                                          "Administrative Agent"


                                             WELLS FARGO BANK, N.A.



                                             By:________________________________
                                             Name:______________________________
                                             Its:_______________________________

                                                                          "Bank"

                                       NBD BANK, a Michigan banking corporation



                                       By:______________________________________
                                       Name:____________________________________
                                       Its:_____________________________________

                                                             "Co-Agent and Bank"


                                       BANK ONE, ARIZONA, NA, a national banking association



                                       By:______________________________________
                                       Name:____________________________________
                                       Its:_____________________________________

                                                                          "Bank"


                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                       San Francisco Agency



                                       By:______________________________________
                                       Name:____________________________________
                                       Its:_____________________________________

                                                                          "Bank"

                                   EXHIBIT "A"

                        FORM OF ASSIGNMENT AND ACCEPTANCE
                        ---------------------------------


                              ______________, 19___


           Reference is made to the Credit Agreement dated as of October 31, 1996 (the "Credit Agreement"), among MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation (the "Borrower"), the lenders named therein (the "Banks"), WELLS FARGO BANK, N.A., as Administrative Agent for the Banks (in such capacity, the "Administrative Agent") and NBD Bank, a Michigan banking corporation as Co-Agent. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

           1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.4(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

           2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) the appropriate forms specified in Section 2.19(e) of the Credit Agreement, duly completed and executed by such Assignee,
(iii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Details Reply Form in the form of Exhibit "D" to the Credit Agreement and (iv) a processing fee of $2,500.00.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Arizona.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notice:

Effective  Date of  Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):


                                                                     Percentage Assigned of
                                                                     Facility/Commitment (set forth, to at
                                                                     least 8 decimals, as a percentage of
                                                                     the Facility and the aggregate
                                                                     Commitments of all Banks
                            Principal Amount Assigned                thereunder)
Facility

Commitment                  $________________                        ______________%
Assigned:

Loans:

Fees Assigned
(if any):

The terms set forth above and
on the reverse side hereof are
hereby agreed to:                                   Accepted


__________________, as Assignor         _________________________________


By_______________________________       By_______________________________
           Its___________________                  Its___________________


__________________, as Assignor         _________________________________


By_______________________________       By_______________________________
           Its___________________                  Its___________________

                                   EXHIBIT "B"

                            FORM OF BORROWING NOTICE
                            ------------------------


Wells Fargo Bank, N.A.
201 Third Street
San Francisco, California  94103

Attention:           Agency Department                       Date:______________
                     (Telecopy No. 415/512-9408)             Time:______________


Dear Sir or Madam:

           The undersigned, Microchip Technology Incorporated, a Delaware corporation ("Borrower"), refers to the Credit Agreement dated as of October 31, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Borrower, the Banks named therein, Wells Fargo Bank, N.A. as Administrative Agent for the Banks and NBD Bank, a Michigan banking corporation as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice that it requests a Borrowing pursuant to Section 2.3 of the Credit Agreement and sets forth below the terms of such requested Borrowing:

           A.        Type of Borrowing(1)                   ____________________

           B.        Advance date of Borrowing              ____________________

           C.        Principal Amount of Borrowing(2)       ____________________


________________________
(1)      LIBOR Borrowing or Base Rate Borrowing.

(2) Each Borrowing shall be a principal amount which is an integral multiple of $100,000.00 and not less than $1,000,000.00 with respect to a Base Rate Borrowing and not less than $3,000,000.00 with respect to a LIBOR Borrowing.

                                                             From:                  Through:
                                                             -----                  --------
         D.   LIBOR Borrowing Interest
              Period(3)                                __________________     _____________________
              Borrowing Maturity Date                  __________________     _____________________

         E.       Refinancing Election (Identity
                  of Borrowing to be refinanced)(4)
                           Date                                               ____________________
                           Type                                               ____________________
                           Amount                                             ____________________
                           Borrowing Maturity Date                            ____________________

         Upon acceptance of the Borrowing to be made by the Banks in response to this request, Borrower shall be deemed to have represented and warranted to the Banks that, as of the date of such Credit Event, the conditions specified in
Section 4.1 of the Credit Agreement are satisfied.

                                   Sincerely,

                                   MICROCHIP TECHNOLOGY INCORPORATED,
                                   a Delaware corporation



                                   By_________________________________

                                       Its      V.P. Controller and Treasurer
                                                An Officer of Borrower duly
                                                authorized to request
                                                Borrowings under the Credit
                                                Agreement


________________________

(3) Which shall be subject to the definition of "Interest Period" and end not later than the Expiration Date.

(4) Identity shall include the date and amount of Borrowing, the Type and, with respect to LIBOR Borrowings, the Borrowing Maturity Date.

                                   EXHIBIT "C"

                                      NOTE


$_____________                                             ______________, 19___
                                                                Phoenix, Arizona


         FOR VALUE RECEIVED, MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation (hereinafter called "Maker"), hereby promises to pay to the order of _____________________________________ (the "Bank"), at the office of Wells Fargo
Bank, N.A. (the "Administrative Agent"), at 201 Third Street, San Francisco, California 94103, Attention: Agency Department or at such other location as the Administrative Agent may notify the Maker in writing in Dollars, in immediately available funds, the principal sum of ____________________________________ AND
NO/100 DOLLARS ($_________________) or the aggregate unpaid principal amount of all Revolving Credit Loans (as such terms and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) made by the Bank pursuant to the Credit Agreement, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Credit Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

         This Note is one of the revolving  credit notes  referred to in Section
2.7 of the Credit Agreement dated as of October 31, 1996 by and among Maker, the Banks named therein, the Administrative Agent and NBD Bank, a Michigan banking corporation as Co-Agent (as the same may be amended, modified or restated from time to time, the "Credit Agreement"). All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and Bank or any transferee of this Note (sequentially, the "Holder") is entitled to the benefits of and remedies provided in the Credit Agreement and any other agreements by and between Maker and Bank. Reference is made to the Credit Agreement for provisions regarding the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby.

         After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at the Default Rate. Maker agrees to pay all collection expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the Holder is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the Holder. Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by holder hereof, in connection with this Note.

         Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

         This Note is entitled to the benefit of the Credit Agreement and the other Loan Documents.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent transferees of this Note, and their successors and assigns.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized corporate agent as of the day and year first above written.

                                        MICROCHIP TECHNOLOGY INCORPORATED,
                                        a Delaware corporation



                                        By________________________________

                                            Its___________________________

                                                                   "MAKER"

                                   EXHIBIT "D"

                        ADMINISTRATIVE DETAILS REPLY FORM
                        ---------------------------------


Re:      $90,000,000   Revolving   Credit  Facility  for  Microchip   Technology
         Incorporated


1.       Name of Entity For Signature Page:_____________________________________

2.       Name of Entity as it Should
         Appear in Any Publicity:          _____________________________________
         (if different than above)

3.       Name of Person to Receive Draft
         Credit Agreement at Bank:         _____________________________________

4.       Name of Person to Sign
         Credit Agreement:                 _____________________________________

5.       Contacts:           Credit Contact                     Operations Contact                        Legal Counsel
                             --------------                     ------------------                        -------------
         Name:             ____________________               _____________________                    ____________________

         Title:            ____________________               _____________________                    ____________________

         Address:          ____________________               _____________________                    ____________________

                           ____________________               _____________________                    ____________________

                           ____________________               _____________________                    ____________________

         Telephone:        ____________________               _____________________                    ____________________

         Facsimile #:      ____________________               _____________________                    ____________________

         Telex #:          ____________________               _____________________                    ____________________


         Answerback:       ____________________               _____________________                    ____________________

6.       Payment Instructions:

         Method of Payment:                 Fedwire           _________________         Chips   ____________________

         Pay to:                            ________________________________________________________________________

         Name of Bank:                      ________________________________________________________________________

         City, State, Zip:                  ________________________________________________________________________

         ABA Number:                _______________________            Reference:   ________________________________

         Account Number:            _______________________            Account Name: _______________________________

         Attention:                 ________________________________________________________________________________

                                   EXHIBIT "E"

                  MATTERS TO BE COVERED BY THE LEGAL OPINION OF
                               BORROWER'S COUNSEL

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. Each Subsidiary identified in Schedule "3.15" of the Credit Agreement is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted.

         3. The execution, delivery and performance by the Borrower of the Loan Documents are within Borrower's corporate power, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any Governmental Authority and neither the execution and delivery thereof nor the consummation of the transactions contemplated thereby nor compliance by the Borrower with any, nor the Borrower's performance of all, of the terms and provisions of the Loan Documents will contravene any law applicable to it or conflict with, result in any breach of, or constitute any default under, its certificate of incorporation or by-laws (both as amended to date) or conflict with, result in any breach of, or constitute default under, or result in the creation of a Lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement to which the Borrower is a party or by which it or its assets are bound, known to us.

         4. Each Loan Document has been duly authorized and delivered by the Borrower, and is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         5. To the best knowledge of such counsel after due inquiry, there are no actions, suits or proceedings pending or threatened in any court or before any regulatory commission, board or other administrative or other governmental entity against or affecting the Borrower which could reasonably be expected to have a material adverse effect on its ability to enter into or perform its obligations under any of the Loan Documents or on the condition (financial or otherwise), operations, business or prospects of the Borrower, except those described in the Borrower's report on Form 10-K for its most recently completed fiscal year ended March 31, 1994, delivered to the Bank.

         6. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Borrower of the Loan Documents except for those which have already been obtained and are in full force and effect.

         7.  The  Borrower  is  not  an  "investment   company"  nor  a  company
"controlled" by an "investment company," within the meaning of the Investment Company Action of 1940, as amended.

                                   EXHIBIT "F"


                   QUARTERLY COMPLIANCE AND MARGIN CERTIFICATE
                            FOR FISCAL QUARTER ENDING
                             ________________, 19__
                              ("Reporting Quarter")


Wells Fargo Bank, N.A.
100 West Washington
Phoenix, Arizona  85003

Attn:    Mae G. DelaBarre #4101-251               Date:______________________(1)


Dear Ladies and Gentlemen:

         This Quarterly Compliance and Margin Certificate refers to the Credit Agreement dated as of October 31, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Microchip Technology Incorporated, a Delaware corporation ("Borrower"), the Banks named therein, Wells Fargo Bank, N.A. as Administrative Agent for the Banks and NBD Bank, a Michigan banking corporation as Co-Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 5.4 of the Credit Agreement, the undersigned, a Financial Officer of Borrower, hereby certifies that:

         1. Enclosed are the required financial statements for the [quarter] [fiscal year] ending for Borrower as required under Section 5.4 of the Credit Agreement.

         2. To the best of the undersigned's knowledge, no "Event of Default" or Potential Default has occurred [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

         3. As of the last day of the Reporting Quarter, the computations below were true and correct:

____________________________

1 To be submitted within 60 days after the end of each fiscal quarter of each fiscal year of Borrower.

I.       Section 6.7 - Consolidated Effective Tangible Net Worth                                     (in thousands)

                  Company Net Worth (Stockholders' Equity)                                             $
                                                                                                        ----------
                  less:  Intangible Assets                                                             (          )
                                                                                                        ----------

                  plus:  Subordinated Indebtedness
                                                                                                        ----------
                  equals                                                                               $         A
                                                                                                        ----------
                  Covenant Requirement:

                            Beginning Consolidated Effective
                              Tangible Net Worth                                                        $  220,000
                                                                                                        ----------
                            plus:  50% of positive quarterly net
                            income beginning with the third quarter
                            of fiscal 1997 Consolidated Net Income                                      $
                                                                                                        ----------

                            plus:  90% of the aggregate increase in
                            Stockholders' Equity after the Closing Date
                            arising from either the issuance and sale
                            of additional capital stock or the conversion
                            of any debt securities into its capital stock                               $
                                                                                                        ----------

                            equals                                                                      $        B
                                                                                                        ----------
                  A is required to be greater than or equal to B                            A [greater than or equal to] B
                                                                                            ==============================

II.      Section 6.8 - Debt/Worth Ratio

         Numerator:  Consolidated Debt                                                                  $        A
                                                                                                        ----------
                                                                                      divided by

         Denominator:  Consolidated Effective
                       Tangible Net Worth                                                               $        B
                                                                                                        ----------
                                                                                      equals                   A/B
                                                                                                        ==========

                                                                                      maximum                 1.0x
                                                                                                        ==========

III.     Section 6.9 - EBITDA Coverage Ratio
                  (based on past four quarters)

         Numerator:         Consolidated Net Income                                                    $
                                                                                                       ------------
                            plus:  tax expense                                                         $
                                                                                                       ------------
                            plus:  interest expense                                                    $
                                                                                                       ------------
                            plus:  depreciation expense                                                $
                                                                                                       ------------
                            plus:  amortization of intangibles expense                                 $
                                                                                                       ------------

                            = Cash Flow (past four quarters)                                           $          A
                                                                                                       ------------

                                                                                      divided by

         Denominator:  Current portion and interest expense for:

                            long-term debt                                                             $
                                                                                                       ------------
                            plus:  deferred purchase price of
                                       property (exclude trade payables)                               $
                                                                                                       ------------
                            plus:  conditional sales agreements                                        $
                                                                                                       ------------
                            plus:  Capital Leases                                                      $
                                                                                                       ------------
                            plus:  Guarantees                                                          $
                                                                                                       ------------

                            = Fixed Charge Requirement (past four quarters)                            $          B
                                                                                                       ------------

                            A divided by B equals                                                               A/B
                                                                                                       ============
                                                                                      minimum                  3.0x
                                                                                                       ============
IV.      Section 6.11 - Quick Ratio

         Numerator:         Cash and Equivalents                                                       $
                                                                                                       ------------
                            plus:  net accounts receivable                                             $
                                                                                                       ------------
                            = Quick Assets                                                             $          A
                                                                                                       ------------
         Denominator:       Gross current liabilities                                                  $
                                                                                                       ------------
                            less:  deferred income                                                     $(         )
                                                                                                         ---------

                            = Current Liabilities                                                      $          B
                                                                                                       ------------

                            A divided by B equals                      A/B
                                                                       ===
                            Minimum through 9/30/1997                  .70
                                                                       ---
                            Minimum thereafter                         1.0
                                                                       ---

V.       Applicable Margin for LIBOR Borrowings:
         Category                                                    1              2                3
                                                                  -------        -------           -----

         A.       6.8 Debt/Worth Ratio:                          less than      less than       equal to or
                                                                                               greater than
                                                                  0.75:1          .9:1             .9:1
         B.       6.9 EBITDA Coverage                          greater than   greater than     equal or less
                    Ratio:                                                                         than
                                                                    5:0            4:0              4:0

                  If A and B, then the
                    Applicable Margin is (basis points)             75             100              125

         Actual Applicable Margin based on II and III above is _______ basis points.
                    (Unless Consolidated Net Income is
                     less than zero, then one level higher)


                                               MICROCHIP TECHNOLOGY INCORPORATED



                                               By:_____________________________
                                               Name:___________________________
                                               Its:____________________________

                                  SCHEDULE 2.1

                              COMMITMENTS OF BANKS
                       as to the Revolving Credit Facility
                             as of October 31, 1996

                                                                                        Euro Dollar
                 Bank                            %                    $                 Lending Office
         ---------------------                -------          -----------------        --------------
1.       Wells Fargo Bank, N.A.               33.3334%         $30,000,000             _________________

2.       NBD Bank                             22.2222%         $20,000,000             _________________

3.       Bank One, Arizona, NA                22.2222%         $20,000,000             _________________

4.       The Industrial Bank of Japan,
         Limited, San Francisco
         Agency                               22.2222%         $20,000,000             _________________

         Maximum Commitment                      100%          $90,000,000             _________________

Addresses
---------

         1.       100 West Washington
                  Phoenix, Arizona  85003
                  Attention:  Mae G. DelaBarre #4101-251

         2.       611 Woodward Avenue
                  Detroit, Michigan  48226
                  Attention:  James B. Junker

         3.       P.O. Box 71
                  Phoenix, Arizona 85001
                  Attention: Commercial Banking,
                  Dept. A781

         4.       555 California Street, S. 3110
                  San Francisco, California 94104

                                  SCHEDULE 3.5

                   MATERIAL ADVERSE CHANGE SINCE JUNE 30, 1996
None

                                  SCHEDULE 3.15

                             BORROWER'S SUBSIDIARIES


MICROCHIP TECHNOLOGY TAIWAN
9-1 West 1st Road
Export Processing Zone
Kaohsiung, Taiwan
R.O.C.

ARIZONA MICROCHIP TECHNOLOGY LTD.
Unit 3, The Courtyard
Meadowbank
Furlong Road
Bourne End
Buckinghamshire
SL8 5AJ England

MICROCHIP TECHNOLOGY (THAILAND) COMPANY LIMITED
Physical Address:          92/18-19 9th Floor, Sathorn Thani Tower 2,
                           North Sathorn Road, Kwaeng Silom,
                           Khet Bangrak
                           Bangkok, Thailand

Registered Address:        14 M.1 T.Wangtakhien
                           A.Muang Cha-Cherng-Sao 24000

                                  SCHEDULE 6.1

                                 PERMITTED LIENS


1.       Loan and Security Agreement dated as of February 4, 1994 by and between
         Microchip   Technology   Incorporated   and  The  CIT   Group/Equipment
         Financings, Inc.

2. Master Lease Agreement by and between Microchip Technology Incorporated and General Electric Corporation dated as of August 17, 1993.

3. Master Lease Agreement by and between Microchip Technology Incorporated and Wells Fargo Bank, N.A. dated as of October 20, 1993.